                                 EXHIBIT 10.19
                                                                    as of 3-3-97




                               AGREEMENT OF LEASE
                                    BETWEEN
                          CORPORATE PROPERTY INVESTORS
                                      AND
                         PREMIERE COMMUNICATIONS, INC.

     AGREEMENT OF LEASE made as of __________________, 1996 between CORPORATE PROPERTY INVESTORS, a Massachusetts business trust, having its principal place of business at 3 Dag Hammarskjold Plaza (305 East 47th Street), New York, N. Y. 10017 (Landlord) and Premiere Communications, Inc., a Georgia Corporation, having its principal place of business at 3399 Peachtree Road, N.E., Atlanta, Georgia (Tenant).


                                 R E C I T A L
                                 -------------


     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, the Premises, located in the Building known as The Lenox Building, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, for the Term commencing on the Commencement Date, subject to the terms, covenants, conditions and provisions of this Lease. If the Commencement Date is not the first day of a month, Rent for the month in which the Commencement Date occurs shall be prorated to the end of the month, the first full monthly installment of Rent shall be due on the first day of the next month and after the expiration of the number of years in the Term, the Term shall expire on the last day of the same month in which the Commencement Date occurred.


                            ARTICLE 1.  DEFINITIONS

     Whenever used in this Lease, the following terms shall have the meanings indicated below.

Premises                      -      Suite No. 300 and 400, Third (3rd) and
Fourth (4th) Floors                  as shown on Exhibit B

Term                          -      Seven (7) years, expiring on August 31,
                                     2004

Commencement Date             -      September 1, 1997

Size of the Premises          -      40,886 square feet of rentable floor space

Tenant's Pro Rata Share       -      11.17 percent

Fixed Rent                    -      $858,606.00 per year from September 1,
                                     1997 through March 31, 2001; $899,492.00
                                     per year from April 1, 2001 through
                                     August 31, 2004.

Guarantor                     -      None



Broker                    -     Tramell Crow Company, 3101 Tower Creek Parkway,
                                Suite 400, Atlanta, Georgia 30339

Permitted Use             -     Only for executive, administrative and/or
                                general office use.

Security Deposit          -     None, except that Tenant shall deposit with
                                Landlord the first (lst) months' Fixed Rent,
                                upon execution and delivery of this Lease.

Additional Rent           -     All amounts, except Fixed Rent, payable by
                                Tenant under Articles 3, 5, 7 and 9 of this
                                Lease.

Affiliate                 -     Any Person which controls or in controlled by
                                the Person in question or is controlled by the
                                same Persons which shall then control the Person
                                in question and any Person which is a member
                                with the Person in question in a relationship of
                                joint venture, partnership or other form of
                                business association; the term "control" means,
                                with respect to a corporation, the ownership of
                                stock possessing, or the right to exercise, at
                                least twenty-five (25%) percent of the total
                                combined voting power of all classes of the
                                controlled corporation, issued, outstanding and
                                entitled to vote for the election of directors,
                                whether such ownership be direct ownership or
                                indirect ownership through control of another
                                corporation or corporations.

Auxiliary Areas           -     The Entry Plaza, the Lobby Court, the Loop
                                System and the Promenade, as shown on Exhibit A.

Building                  -     The Lenox Building, Atlanta, Georgia, as shown
                                on Exhibit A.

Building Parcel           -     The area designated as such on Exhibit A.

Entry Plaza               -     The area designated as such on Exhibit A.

Event of Default          -     As defined in section 9.1

Governmental Authority  -     The United States, the State of Georgia, the City
                              of Atlanta, and any political subdivision thereof
                              or any local public or quasi-public authority,
                              agency, department, commission, board, bureau or
                              instrumentality of any of them including, with
                              respect to matters pertaining to insurance, boards
                              of fire underwriters to the extent they have power
                              to impose conditions on the issuance of policies
                              or the coverage thereof.

Governmental Requirements  -  Any law, ordinance, code, order, rule or regulation of any Governmental Authority.

Landlord                   -  The party named as Landlord herein until a sale,
                              transfer or lease, and thereafter the Person or
                              Persons who shall, for the time being, be liable
                              for the obligations of Landlord under the
                              provisions of Section 6.2 of this Lease.

Landlord's Additional Work -  None.

Landlord's Standard Work   -  None.

Landlord's Work            -  None

Lobby Court                -  The area designated as such on Exhibit A.

Loop System                -  The area designated as such on Exhibit A.

Necessary Approvals        -  Any permit, license, certificate or approval or
                              other evidence of compliance with any requirement
                              necessary to the lawful occupancy of the Premises
                              and the issuance of the insurance required to be
                              carried hereunder for the Permitted Uses.

Operating Costs            -  As defined in Section 3.2 H.

Parking Garage             -  The decked parking structure located on the
                              Building Parcel, as shown on Exhibit A.

Person                     -  A natural person, firm, partnership, association
                              or corporation, as the case may be.


Promenade                  -  The area designated as such on Exhibit A.

Rent                       -  The Fixed Rent and the Additional Rent.

Standard Building Hours    -  8:00 AM to 6:00 PM Monday and Days through Friday
                              and 8:00 AM to 1:00 PM on Saturdays, or any
                              combination thereof of days and hours selected by
                              Landlord but in no event to exceed 55 hours in the
                              aggregate from Monday through Saturday. Standard
                              Building Hours and Days shall be deemed to exclude
                              holidays, curfews or other restricted days
                              designated as such by Governmental Authority.

Taxes                      -  An defined in Section 3.2 D.

Tenant Improvement         -  As set forth in Exhibit C.
Agreement

Tenant's Plan              -  As defined in the Tenant Improvement Agreement.

Exhibit A                  -  Site Plan

Exhibit B                  -  Floor Plan

Exhibit C                  -  None

Exhibit D                  -  Parking Space Exhibit

Exhibit E                  -  Commencement Date and Ratification of Lease
                              Agreement.

Exhibit F                  -  Cleaning Schedule

Exhibit G                  -  Building Rules and Regulations

                  ARTICLE 2.  CONSTRUCTION - COMMENCEMENT DATE

     Section 2.1  Preparation of the Premises.
                  -------------- ------------

     (A) Landlord shall perform Landlord's Work, as set forth in the Tenant Improvement Agreement annexed hereto as Exhibit C. Tenant agrees to comply with all of the terms and provisions of the Tenant Improvement Agreement.

     (B) Landlord shall not be required to commence Landlord's Work unless (i) the parties shall have agreed upon the cost of Landlord's Additional Work, and
(ii) said cost, less Landlord's Allowance, as defined in the Tenant Improvement Agreement, is paid to Landlord.

     (C) Landlord shall give Tenant ten (10) days' written notice of the anticipated date of substantial completion of Landlord's Work, and Tenant shall have the right during said ten-day period to enter into the Premises for the purpose of installing its personal property and equipment and otherwise preparing the Premises for its occupancy. During said ten-day period, (i) neither Tenant nor its agents or employees shall interfere with Landlord's Work or with any other work being done by Landlord and Landlord's agents and employees in other parts of the Building, (ii) Tenant shall comply with all reasonable rules and regulations promulgated by Landlord, its agents or employees, (iii) the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that if in Landlord's judgment such labor is incompatible, Tenant shall forthwith upon Landlord's demand withdraw Tenant's labor from the Premises, (iv) Tenant shall procure and deliver to Landlord workmen's compensation, public liability, property damage and such other insurance policies, in such amounts, as shall be reasonably acceptable to Landlord in connection with the preparation work being done by Tenant in the Premises, and shall cause Landlord to be named as an insured thereunder, and (v) all the terms, provisions and agreements of this Lease, except for the obligation to pay Rent, shall apply.

     Section 2.2  Commencement Date.
                  -----------------

     (A) The Term of this Lease shall commence on the date that Landlord notifies Tenant that it has substantially completed Landlord's Work. Within ten
(10) days after the Commencement Date, Landlord's representative and Tenant's representative shall jointly examine the Premises and shall compile a list of any remaining items of work which Landlord may be obligated to complete ("punch list items"). The taking of possession of the Premises by Tenant shall be deemed an acceptance of the Premises and an acknowledgment that Landlord's Work has been substantially completed, but Landlord shall thereafter complete the punch list items.

     (B) If Tenant takes possession of the Premises prior to the Commencement Date, Tenant's obligation to pay Rent hereunder and to observe and perform all other conditions and agreements hereunder shall commence on such earlier date of possession, but the Term of the Lease shall not be affected thereby.

     (C) In the event that substantial completion of Landlord's Work is delayed by reason of delays caused or occasioned by Tenant, then at Landlord's option the Term of this Lease shall commence on the date that this Lease would have commenced had not the completion of Landlord's Work been so delayed by Tenant (or as reasonably determined by Landlord) or such occurrence shall constitute a default on the part of Tenant hereunder entitling Landlord to exercise all rights and remedies provided for herein in the event of Tenant's default.

     (D) Landlord's Work shall be deemed to have been substantially completed when the Premises may be lawfully occupied and the heating, ventilation, air conditioning, mechanical and elevator systems serving the Premises are operable.

     (E) Tenant shall, upon the demand of Landlord, promptly execute, acknowledge and deliver to Landlord an instrument substantially similar to that annexed hereto as Exhibit E, confirming the dates of commencement and expiration of the Term of this Lease and such other matters as are set forth on Exhibit E.

     Section 2.3  Ownership of Improvements.
                  -------------------------

     All installations, alterations, additions, improvements and fixtures now or at any time hereafter attached to or located upon the Premises, made or installed by either party, shall be the property of Landlord and shall, unless Landlord otherwise elects by giving Tenant notice at least thirty (30) days prior to the expiration or sooner termination of the Term, remain upon and be surrendered with the Premises at the expiration or sooner termination of the Term. None of the foregoing shall be deemed to include any of Tenant's furniture and personal property which is removable without damage to the Premises.


                                ARTICLE 3.  RENT
     Section 3.1  Payment.
                  -------

     All Rent shall be paid in the lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate, without any set-off or deduction whatsoever and without any prior demand therefor. Tenant shall pay the annual Fixed Rent in equal monthly installments in advance on the first day of each calendar month included in the Term. Unless another time shall be herein expressly provided, Additional Rent shall be due and payable on demand or together with the next succeeding installment of Fixed Rent, whichever shall first occur. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of each monthly installment of Rent for each day of such portion, payable in advance at the beginning of such portion.

     Section 3.2  Additional Rent.
                  ---------------

     (A) Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share of Taxes which in any calendar year exceed the actual Taxes for the 1997 calendar year. Said amount shall be prorated if the Commencement Date does not coincide with the beginning or the expiration date does not coincide with the end of a calendar year.

     (B) Commencing on the Commencement Date, Tenant shall pay, with each monthly Installment of Fixed Rent, one-twelfth (1/12) of the amount reasonably estimated by Landlord to be due as Tenant's Pro Rata Share of excess Taxes for the following calendar year. If Taxes for the following calendar year are not known, monthly installments shall be based on the current calendar year with immediate adjustment as soon as said Taxes become known. If at the time any Taxes or installments thereof are required to be paid the total amount of Tenant's monthly payments on account of excess Taxes are insufficient to pay Tenant's Pro Rata Share thereof, Tenant shall pay such deficiency within five
(5) days after demand therefor. If any payment on account of excess Taxes shall be due for the calendar year in which the Commencement Date occurs, Tenant shall pay said amount to Landlord within thirty (30) days following Landlord's demand therefor.

     (C) Should any taxing authority impose any separate additional taxes on the value of any improvements made by Tenant, or include machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay the entire tax attributable to such items. Tenant shall pay any sales, use, occupancy, value added (if the value added is not in lieu of Taxes as described in Section 3.2D) or similar tax hereafter levied or imposed in connection with the Fixed or Additional Rent payable by Tenant.

     (D) The term Taxes shall mean (i) the total amount of Taxes payable with respect to the Building and the Building Parcel and all improvements thereon, including the Parking Garage, plus (ii) one-quarter (1/4) of the total amount of Taxes payable with respect to or attributable to the Auxiliary Areas. Taxes shall include all real estate taxes, assessments, water and sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseeable and unforeseeable, including any and all fees or expenses incurred in connection with the institution, prosecution, conduct and maintenance of negotiations, settlements, actions or proceedings with respect to the amount of any Taxes, and each and every installment thereof which shall or may during the Term of this Lease be levied, assessed, imposed, become due and payable or a lien upon or arise in connection with the use, occupancy or possession of or grow due or payable out of or for, the Building, the Parking Garage, the land constituting the Building Parcel or any part thereof or improvements thereon, and the Auxiliary Areas or any part thereof or improvements thereon, but excluding, however, any of the foregoing relating to any charge which is measured by the consumption by the actual user of the item or service for which the charge is made. A Tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of Taxes or installments thereof.

     (E) Nothing herein contained shall be construed to include as part of the Taxes described in Section 3.2 D any inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax or capital levy that is or may be imposed upon Landlord provided, however, that if, at any time during the Term, the method of taxation prevailing at the time of the execution of this Lease shall be altered so that in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from real estate, or (ii) a license fee measured by the rents receivable by Landlord for the Building or the Parking Garage or any portion thereof or (iii) a tax or license fee imposed on Landlord which is otherwise measured by or based, in whole or in part, upon the Building or the Parking Garage or any portion thereof or (iv) any other tax or levy imposed in lieu of or as a supplement to Taxes which are in existence as of the date of the execution of this Lease, then the same shall be included in the determination of Tenant's Pro Rata Share of excess Taxes, computed as if the amount of such tax or fee so payable were that due if the Building, the Parking Garage, the Building Parcel and Auxiliary Areas were the only property of Landlord subject thereto.

     (F) In the event Landlord shall obtain a Tax refund as a result of tax reduction proceedings, then, after the final conclusion of all appeals or other remedies, Tenant shall, provided Tenant is not then in default, be entitled to its Pro Rata Share of the net refund obtained, based upon any amount paid by Tenant which is the subject of the refund. As used herein, the term "net refund" means the refund plus interest thereon, if any, paid by the Governmental Authority less appraisal, administrative, engineering, expert testimony, attorney, printing and filing fees and all other costs and expenses of the proceeding. Tenant shall not have the right to institute or participate in any such proceedings, it being understood that the commencement, maintenance, settlement, or conduct thereof shall be in the sale discretion of Landlord.

     (G) Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share of Operating Costs which in any calendar year exceed the actual Operating Costs for the

1997 calendar year. Said amount shall be pro-rated if the Commencement Date does not coincide with the beginning or the expiration date does not coincide with the end of a calendar year. An soon an practicable after the end of the calendar year in which the Commencement Date occurs, Landlord shall notify Tenant as to the amount, if any, payable by Tenant as its Pro Rata Share of excess Operating Costs, and Tenant shall pay said amount to Landlord within thirty (301 days thereafter. Commencing with the next calendar year and for each succeeding calendar year (or portion thereof) during the Term of this Lease, Tenant shall pay its Pro Rata Share of excess operating Costs, as reasonably estimated by Landlord, in equal monthly installments along with Tenant's monthly Installments of Fixed Rent. Estimates of operating Costs shall be revised annually by Landlord.

     (H) The term Operating Costs shall mean (i) the total cost and expense incurred by Landlord in operating and maintaining the Building and the land constituting the Building Parcel and all improvements thereon, specifically excluding the Parking Garage, plus (ii) one-quarter (1/4) of the total cost and expense incurred by Landlord in operating and maintaining the Auxiliary Areas. Operating Costs shall include, without limitation, costs for: (i) operation, maintenance and repair of the Building and Auxiliary Areas, including the equipment and machinery used in conjunction therewith and the costs of inspection and depreciation thereof; (ii) maintenance, repair and replacement of paved areas, curbs, walkways, landscaping, drainage and other outdoor facilities on the Building Parcel and Entry Plaza; (iii) painting and redecorating; (iv) security services and the regulation of automobile and pedestrian traffic; (v) insurance, including, without limitation, public liability, property damage, sign, casualty and rent insurance; (vi) utilities, including ordinary usage of electricity, heat, air conditioning, ventilation, domestic water and sewer facilities in tenant areas; (vii) refuse collection and removal; (viii) janitorial and cleaning services, including ordinary cleaning of tenant areas and janitorial supplies and equipment; (ix) sanitary control and extermination;
(x) capital improvements made to the Building and/or Auxiliary Areas which can reasonably be expected to reduce Operating Costs, as well as capital improvements made in order to comply with any statutes, rules, regulations or directives hereafter promulgated by any Governmental Authority relating to energy, conservation, public safety or security, as amortized by Landlord over the useful life of the improvements; (xi) personnel to implement all of the aforementioned, including fringe benefits and workmen's compensation insurance covering such personnel (xii) contractual management fees and other expenses directly related to the on-site management of the Building and Auxiliary Areas; and (xiii) other similar costs of the type incurred in the operation of comparable properties.

     (i) Not later than one hundred eighty (180) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the information necessary for the calculation and determination of Landlord's actual operating Costs. If the total of all monthly charges paid by Tenant on account of excess Operating

Costs during such calendar year shall be less than Tenant's Pro Rata Share thereof for such calendar year, as shown by such statement, Tenant shall pay to Landlord the difference within thirty (30). days after receipt of such statement.

     Section 3.3  Late Payments.
                  -------------

     From and after the due date of any payment of Rent, interest shall accrue thereon at the rate of the lesser of 1 1/2% per month or the maximum rate permitted by law.


                            ARTICLE 4.  COMMON AREAS

     Section 4.l  Common Areas.  Landlord hereby grants to Tenant a non-
                  ------------
exclusive license to use (a) the hallways, elevators, lobby and other public conveniences of the Building, (b) such other areas in or adjoining the Building as may from time to time be designated by Landlord for use in common by Landlord and the tenants of the Building, and (c) the Auxiliary Areas, individually and collectively referred to as "common areas". Except for the Auxiliary Areas and such other areas as may be specifically designated by Landlord, Tenant shall have no rights whatsoever with respect to the use of adjacent property now or hereafter owned or operated by Landlord.

     (A) No schedule, exhibit, plan, drawing, rendering, brochure, or the like shall be deemed to create a warranty, representation or agreement on the part of Landlord that the Building or common areas will be or will continue to be exactly as indicated thereon. Landlord reserves the right to (i) increase, reduce or change the number, type, size, location, elevation, nature and use of any of the common areas and (ii) to make changes, additions, alterations, or improvements in or to the Building and common areas. Except as herein provided, Tenant shall have no rights with respect to the land or improvements below exterior floor slab level or above the interior surface of the finished ceiling of the Premises or air rights or any easements, in, on, about, below or above the Premises. This Lease grants no parking rights to Tenant. Such rights, if any, shall be created and governed by a separate written agreement.

     (B) The common areas shall be subject to such reasonable rules and regulations as Landlord may, from time to time, adopt. Landlord reserves the right to close all or any portion of the common areas for the minimum length of time as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights of the public therein, and to do and perform such other acts in and to the common areas as in the use of Landlord's good business judgment will improve the use thereof.

                        ARTICLE 5.  UTILITIES - SERVICES

     Section 5.1  Electricity.  Landlord will furnish electricity to the
                  -----------
Premises, subject to the restrictions and limitations herein set forth. Except as otherwise provided herein, the furnishing of electricity shall be included in Operating Costs.

     Section 5.2  Other Utilities.  Except for electricity, domestic water and
                  ---------------
sewer services as provided herein and included in Operating Costs, Tenant shall be solely responsible and shall pay separately for all charges for telephone and for any other utilities used in the Premises.

     Section 5.3  Practices.  The following practices shall apply in connection
                  ---------
with Landlord's obligation to furnish electricity and in connection with Tenant's use thereof:

     (A) Electricity shall be made available to Tenant during Standard Building Hours and Days.

     (B) Subject to Section 5.10 and paragraph (C) of this Section 5.3, it is understood that Tenant shall use electricity only during Standard Building Hours and Days, only for Building standard lighting and ordinary office. equipment, and not in excess of 5.0 watts per square foot of floor space.

     (C) Landlord or Landlord's consultants shall have the right to inspect the Premises in order to determine whether Tenant's use of electricity deviates from or exceeds the conditions herein set forth. Each such inspection shall be conducted in such a manner as to minimize interference with Tenant's operations at the Premises. If Tenant's use of electricity deviates from or exceeds the conditions set forth in this Lease, Tenant shall reimburse Landlord for the cost of such inspection and Landlord shall have the right to require Tenant to pay, from the date the condition first exists, the costs of excess electricity consumption, as reasonably estimated by Landlord or Landlord's consultants or an determined based on the consumption shown on an electric metering device installed by Landlord at Tenant's expense, and/or to require Tenant to provide, at Tenant's expense, all remedial action or equipment required to conform Tenant's installations and operations to the conditions set forth in this Lease. Any such charges payable by Tenant shall be deemed Additional Rent, payable to Landlord within ten (10) days after demand.

     Section 5.4  Elevator Service.
                  ----------------

     Landlord shall furnish elevator facilities during Standard Building Hours and Days and at other times as reasonably required to provide access to the Premises. Landlord may designate hours of use and elevators in the Building for use for shipping and delivery, and Tenant agrees to use (and to cause any Persons claiming through or under Tenant to use) only the elevator or elevators so designated for all shipments and deliveries.

     Section 5.5  Heat.  When necessary, Landlord shall furnish heat to the
                  ----
Premises during Standard Building Hours and Days.

     Section 5.6  Air Conditioning.  During the Term of this Lease, Landlord
                  ----------------
shall furnish to the Premises (i) conditioned air at reasonable temperatures and pressures and in reasonable volumes and velocities during Standard Building Hours and Days, when considered necessary by Landlord for the comfortable occupancy of the Premises, and (ii) mechanical ventilation during Standard Business Hours and Days when conditioned air or heat is not being furnished.

     Landlord shall not be responsible if the normal operation of the Building air conditioning or heating system shall fail to provide heat or conditioned air at reasonable temperatures and pressures or in reasonable volumes or velocities in any portions of the Premises (a) if any machinery or equipment installed by or on behalf of Tenant or any Person claiming through or under Tenant, shall have an electrical load in excess of the electric load per square foot of floor space of the Premises for which the HVAC system was designed, or by reason of a human occupancy factor in excess of one person per 100 square feet of floor space or (b) because of any rearrangement of partitioning or other alterations made or performed by or on behalf of Tenant or any Person claiming through or under Tenant. Whenever the air conditioning or heating systems are in operation, Tenant shall cause all windows in the Premises to be kept closed and cause all window blinds in the Premises to be kept down. Tenant shall cooperate fully with Landlord and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the ventilation, air conditioning and heating systems.

     In the event the Premises shall contain a supplemental air conditioning unit(s) (the "AC Unit"), Tenant shall, at its sole cost and expense, be responsible for all maintenance, repair and replacement of the AC Unit. Tenant shall throughout the Term of this Lease, maintain with a responsible company, approved by Landlord, a service contract for the AC Unit.

     Section 5.7  Cleaning.
                  --------

     Landlord shall cause the Premises, (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages) to be cleaned and shall cause Tenant's ordinary office waste paper refuse to be removed, all at regular intervals, in accordance with standards and practices adopted from time to time by Landlord for the Building. Tenant understands that the cost of ordinary cleaning is included in Operating Costs. Tenant shall pay as Additional Rent, within five days after Landlord's billing,

Landlord's regularly established rates or, if there are no such rates, at reasonable rates, for the removal of any of Tenant's refuse or rubbish other than ordinary office waste paper refuse, and Tenant, at Tenant's expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily and to be regularly exterminated against infestation by vermin or insects.

     Section 5.8  Water.  Landlord shall furnish Tenant with domestic water for
                  -----
ordinary lavatory or drinking purposes and Tenant understands that the cost of domestic water service is included in Operating Costs. If Tenant requires or consumes water for any purpose in addition to ordinary lavatory and drinking purposes, Tenant shall pay as Additional Rent the cost thereof as reasonably estimated by Landlord, or Landlord may install, at Tenant's expense, hot and cold water meters and thereby measure Tenant's consumption of water for all purposes. Tenant shall keep any such meters and installation equipment in good working order and repair, at Tenant's expense, and shall pay for water consumed as shown on said meters and sewer charges thereon, as and when bills are rendered.

     Section 5.9  Directory.  Tenant shall be allotted Tenant's Pro Rata Share
                  ---------
of the number of directory lines on the Building directory. The Building directory shall list only the names of Persons who occupy the Premises in compliance with this Lease.

     Section 5.10  Extra Services.  If Tenant requests Landlord to furnish or
                   --------------
uses any electricity, elevator services, heat, conditioned air, mechanical ventilation, cleaning, water or other services during hours or days other than Standard Building Hours and Days, Tenant shall pay an Additional Rent, for such services at the standard rates then fixed by Landlord for the Building or, if no such rates are then fixed, at reasonable rates. Landlord shall not be required to furnish any such services during such periods unless Landlord has received reasonable advance notice from Tenant and Landlord is able to provide same.

     Section 5.11  Interruption of Services.  Landlord reserves the right to
                   ------------------------
temporarily stop any service or facility provided by Landlord when necessary by reason of construction in other parts of the Building, accident or emergency, or for repairs, alterations, replacements or improvements, which, in Landlord's judgment, are desirable or necessary, or required to be made by Landlord or Tenant pursuant to this Lease, until said repairs, alterations, replacements or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease. Landlord shall prosecute such work with continuity, diligence and dispatch and shall not be liable to any extent to Tenant if any of said services or facilities is interrupted or otherwise impaired.

     Section 5.12  Security.  Landlord reserves the right to lock all entrances
                   --------
to the Building at such times, other than Standard Building Hours, as Landlord may deem advisable for the protection of the Building and its occupants.
Persons entering or leaving the Building at times when it is locked may be required to sign the Building register, and the lobby attendant, if any, may refuse to admit to the Building, while it is so locked, any person not displaying satisfactory identification evidencing his or her right of access to the Building. Landlord assumes no responsibility and shall not be liable for any damages resulting from an error with respect to such identification, or from admission to the Building of any unauthorized individual.


                  ARTICLE 6.  LANDLORD'S ADDITIONAL COVENANTS

     Section 6.1  Repairs by Landlord.  Landlord shall keep the exterior,
                  -------------------
foundations, finish, downspouts, gutters, and roof of the Building and the Building's plumbing, electrical, heating, ventilating, elevator and air conditioning systems (except the components of such systems which exclusively serve or operate within the Premises) in good order, condition and repair and shall make necessary structural repairs to the exterior walls of the Building, the dividing walls between the Premises and adjoining space occupied or to be occupied by others, and the load-bearing walls and load-bearing columns, if any, within the Premises; provided that Landlord shall not be obligated hereby to do any work required to be done because of any damage caused by any act, misuse, omission or negligence of Tenant and its invitees or licensees, their respective officers, agents and employees or their visitors. Landlord shall not be required to commence any such repair until after notice from Tenant that the same in necessary, which notice, except in the case of an emergency, shall be in writing and shall allow Landlord a reasonable time in which to commence such repair.

     Section 6.2  Landlord's Liability.
                  --------------------

     (A) In the event of a sale or transfer of all or any portion of the Building or any undivided interest therein, or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer of the Landlord's fee or leasehold estate, the grantor, transferor or lessor, as the case may be, shall thereafter be entirely relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease to the extent of the interest or portion so sold, transferred or leased, provided that (i) any amount then due and payable to Tenant or for which Landlord or the then grantor, transferee or lessor would otherwise then be liable to pay to Tenant (it being understood that the owner of an undivided interest in the fee or any such lease shall be liable only for his or its proportionate share of such amount) shall be paid to Tenant, (ii) the interest of the grantor, transferee or lessor, as Landlord, in any funds then in the hands of Landlord or the then grantor, transferee or lessor in which Tenant has an interest, shall be turned over, subject to such interest, to the then grantee, transferee or lessee, and (iii) notice of such sale, transfer or lease shall be delivered to Tenant. Upon the termination of any such lease, the lessor thereunder shall become and remain liable as Landlord hereunder only so long as there shall not be made another such lease.

     (B) Tenant agrees that it shall look solely to the estate and property of Landlord in the Building and the land constituting the Building Parcel (subject to prior rights, if any, of holders of superior interests) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord; and no other assets of Landlord or any Person having any interest in Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

     (C) Corporate Property Investors is the designation of the Trustees under a Declaration of Trust dated June 24, 1971, as amended, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby shall be liable hereunder and, subject to Section 6.2B, all persons shall look solely to the trust estate for the payment of any claims hereunder or for the performance hereof.


                   ARTICLE 7.  TENANT'S ADDITIONAL COVENANTS

     Section 7.1  Affirmative Covenants.
                  ---------------------

     Tenant covenants that at all times during the Term Tenant, at its sole cost and expense, shall:

     (A). Use the Premises only for the Permitted Use and for no other purpose and in no event shall Tenant permit the use of the Premises in violation of any Governmental Requirements;

     (B) Take good care of the Premises and the fixtures therein and make all improvements, repairs and replacements to the Premises not required to be made by Landlord as and when needed to preserve the Premises in good working order and condition, except that Tenant shall not be required to make any structural repairs or structural replacements to, the Premises unless necessitated by the acts or omissions of Tenant or any Persons claiming through or under Tenant, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such Person. All repairs and replacements made by or on behalf of Tenant or any Person claiming through or under Tenant shall be at least equal in quality and class to the original work or installation.

     (C) Make all repairs, alterations, additions or replacements to the Premises, including appurtenances, equipment, facilities and fixtures therein, arising out of Tenant's use or occupancy of the Premises necessary to satisfy any Governmental Requirement and otherwise comply with the orders and regulations of any Governmental Authority.

     (D) Pay promptly when due the cost of any work in or to the Premises, so that the Premises and Building shall, at all times, be free of liens for labor and materials; procure all Necessary Approvals before undertaking such work; do all such work in a good and workmanlike manner acceptable to Landlord, employing materials of good quality; comply with any Governmental Requirement relating thereto. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises if such employment will interfere or cause conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such Interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

     (E) Indemnify and save Landlord harmless of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the use or occupancy or manner of use or occupancy of the Building or Premises by Tenant or any Person claiming through or under Tenant, or (iii) any acts, omissions or negligence of Tenant or any such Person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such Person, in or about the Premises or the Building either prior to, during or after the expiration of the Term, or (iv) any claims by any Persons by reason of injury to persons or damage to property occasioned by any use, occupancy, act, omission or negligence referred to herein.

     (F) Maintain with responsible companies approved by Landlord (i) comprehensive liability insurance, with contractual liability endorsement covering the matters set forth in paragraph E above, against all claims, demands or actions for injury to or death of person and damage to property, to the limit of not less than $3,000,000 per occurrence and/or in the aggregate, arising from, related to, or in any way connected with Tenant's use or occupancy of the Premises, or caused by actions or omissions of Tenant, its agents, servants and contractors, which insurance shall name Landlord and its agents as additional insureds; and (ii) fire insurance, with such extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements attached as Landlord reasonably may, from time to time, require, covering all trade fixtures and equipment, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the

Premises to the extent of at least 80% of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies. Tenant's insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least ten (10) days, prior written notice to Landlord. All policies required pursuant to this paragraph For duly executed certificates for the same shall be deposited with Landlord not less than ten (10) days prior to the day Tenant is expected to take occupancy and any renewals of said policies not less than fifteen (15) days prior to the expiration of the term of such coverage. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, or required to be carried, or as to any coverage which Landlord agrees need not be carried, the party suffering a loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

     (G) Landlord and its agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by the negligence of Landlord, its agents, servants or employees other than accidents or occurrences against which Tenant is insured) in or upon the Premises or the Building, including, but not limited to, claims for damage resulting from: (i) equipment or appurtenances becoming out of repair; (ii) injury occasioned by wind; (iii) any defect in or failure of plumbing, heating, air conditioning or ventilation equipment, electric wiring, gas, water, steam or other pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any pipe or downspout; (vi) the bursting, leaking or running of any pipe, drain or tank in, upon or about the Building or the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice upon or coming through the roof or windows, walks or otherwise; (ix) the falling of any fixture, plaster, concrete, glass, metal, tile or stucco; and (x) any act, omission or negligence of other occupants of the Building.

     (H) Permit Landlord and its agents to have access in and about the Premises including, without limitation, the right (i) to enter the Premises to examine the Premises and/or to perform any obligation of Landlord under this Lease or any other lease to which Landlord is party and/or to exercise any right or remedy reserved to Landlord in this Lease, (ii) to erect, install, use and maintain in concealed locations columns, beams, pipes, ducts and conduits in and through the Premises, (iii) to exhibit the Premises to others; (iv) to make such repairs, alterations, improvements or additions, or to perform such maintenance as Landlord may deem necessary or desirable; and (v) to take all materials into and upon the Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises

(including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stairways, chutes, pipes, conduits, ducts, fan rooms, mechanical facilities, service closets and other Building facilities, and the use thereof, an well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord. Landlord also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant's access to the Premises. The exercise by Landlord or its agents of any right reserved to Landlord in this paragraph shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease.

     (I) Pay on demand Landlord's expenses, including reasonable attorneys' fees, resulting from the breach by Tenant of, or incurred in enforcing any obligation of Tenant under this Lease, or in curing any default by Tenant hereunder.

     (J) Forthwith cause to be discharged of record, by payment, bonding or otherwise, any mechanics lien at any time filed against the Premises or the Building for any work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of Tenant or anyone holding the Premises through or under Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under applicable law.

     (K) Upon the expiration or other termination of the Term, quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and casualty covered by Landlord's a insurance excepted, and at Tenant's expense, remove all property of Tenant and each alteration, addition or improvement made by Tenant as to which Landlord shall have made the election provided for in Section 2.3 hereof. Tenant shall repair all damages to the Premises caused by such removal and restore the Premises to the same condition as existed prior to the installation of the items so removed. Any improvements or installations required to be but not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of, as Landlord shall desire. However, Tenant shall be responsible for the cost of removal and disposal and for restoration of the Premises.

     (L) This Lease is and all of Tenant's rights hereunder are subject and subordinate to any mortgages, security deeds or deeds of trust (collectively, Mortgages) that now exist or may hereafter be placed upon the Building, the Building Parcel or any part thereof and all advances made under any such Mortgages and the interest thereon and all renewals, replacements, amendments, modifications, consolidations and extensions thereof. If any mortgagee succeeds to Landlord's interest under this Lease by foreclosure or otherwise, Tenant will attorn to such mortgagee and will recognize such mortgagee as Tenant's landlord under this Lease. Tenant shall execute and deliver, in recordable form, whatever instruments may be required to acknowledge or further effectuate the provisions of this paragraph. This Lease shall also be subject and subordinate to any ground or underlying (including operating) lease that may hereafter be placed on the Building Parcel or the Building and all renewals, replacements, modifications and extensions thereof, and Tenant shall attorn to the lessee thereunder and recognize such lessee as Tenant's landlord under this Lease. However, termination of any such lease shall not result in the termination of this Lease nor of Tenant's obligations hereunder.

     (M) Conform and cause its employees to conform to all reasonable rules and regulations promulgated by Landlord for the management and use of the Building and Auxiliary Areas. Such rules and regulations shall be uniform and shall not discriminate against Tenant or its employees.

     Section 7.2  Negative Covenants.
                  ------------------

     Tenant covenants at all times during the Term and such further time as Tenant occupies the Premises or any part thereof:

     (A) Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any purpose other than for office purposes, nor in any manner which shall adversely affect any services furnished by Landlord to Tenant or to any other occupant of the Building. Tenant shall not injure, overload, deface or otherwise harm the Premises or any part thereof or any equipment or installation therein.

     (B) Tenant shall not make or perform, or permit the making or performance of, any alterations, subdivisions, installations, decorations, improvements, additions or other physical changes in or about the Premises, including those necessary to satisfy any Governmental Requirement (referred to collectively as "alterations"), without Landlord's prior consent. Landlord agrees not unreasonably to withhold its consent to any nonstructural alterations proposed to be made by Tenant to adapt the Premises for Tenant's business purposes. All alterations shall be made at Tenant's sole cost and expense and at such time and in such manner as Landlord may, from time to time, designate alterations shall be made only by contractors or mechanics approved by Landlord, such approval not unreasonably to be withhold; all business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient to absorb and prevent vibration, noise and annoyance to other occupants of the Building; Tenant shall submit to Landlord detailed plans and specifications for each proposed alteration and shall not commence any such alteration without first obtaining Landlord's approval of such plans and specifications; all permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant and submitted to Landlord; notwithstanding Landlord's approval of plans and specifications for any alteration, alterations shall be made and performed in full compliance with all Governmental Requirements; all materials and equipment to be incorporated in the Premises as a result of all alterations shall be new and first quality, no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In the event the cost of an alteration exceeds the amount of three monthly installments of Fixed Rent, Landlord shall have the right to require Tenant to obtain performance and labor and material payment bonds from surety companies and in such forms as Landlord shall require in amounts at least equal to the cost of the proposed work.

     (C) Not to assign, sell, mortgage, pledge, or in any manner transfer this Lease or any interest therein, or sublet the Premises or parts thereof or grant "desk space" privileges or any concession. A transfer or change in the ownership of Tenant's or the Guarantor's stock or a change in the composition of any noncorporate Tenant without, in either case, a legitimate business purposes shall, unless such stock is publicly traded, be deemed an assignment. Consent by Landlord to an assignment, subletting, concession or license shall not be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting or to the granting of any concession or license for the use of any part of the Premises, nor shall the collection of Rent by Landlord from any assignee, subtenant or other occupant, after default by Tenant, be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance by Tenant of the covenants of this Lease on Tenant's part to be performed.

     Tenant may, in writing, request Landlord's consent to an assignment of this Lease or a subletting of all (but not less than all) of the Premises provided however, that (i) the proposed assignee or subtenant is not then (a) an existing tenant or an Affiliate of an existing tenant in the Building or (b) a person with whom Landlord is then negotiating, or has entered into negotiations within the six months prior to Tenant's request for Landlord's consent, for space in the Building and (ii) the rental rate for any subletting is no less than the then going market rental rate (including Fixed Rent and Additional Rent) for space in the Building which Landlord is then offering to Lease. Such request shall include the name of the proposed assignee or subtenant, a copy of the proposed instruments relating to the transaction, certified financial statements of the proposed assignee or subtenant and its officers, directors and stockholders, and such information as to the financial responsibility, business and standing of the proposed assignee or subtenant as Landlord may reasonably require. Upon receipt of such request and information from Tenant, Landlord shall have the right, to be exercised in writing within thirty (30) days after such receipt, to terminate this Lease, as of the date set forth in Landlord's notice of its exercise of such right, which date of termination shall be not less than sixty (60) nor more than one hundred twenty (120) days following the service of Landlord's notice.

     (i) In the event Landlord shall exercise such cancellation right, Tenant shall surrender possession of the Premises on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. In no event shall the Premises be subdivided or partially sublet nor any request made for permission to do so.

     (ii) In the event that Landlord shall not exercise its right to cancel this Lease as above provided, Landlord's consent to such request shall not be unreasonably withheld, provided such sublease or assignment is effected by a legal document in form and substance satisfactory to Landlord, and subparagraph
(iii) of this paragraph shall apply with respect to possible adjustment of rentals. In no event shall any assignment or subletting to which Landlord may have consented relieve Tenant from its obligations to perform all of the term, covenants and conditions of this Lease on its part to be performed.

     (iii) If under an assignment or sublease consented to by Landlord the rent, additional rent, other charges, and/or other consideration, money or thing of value payable thereunder or payable in connection with the transaction exceed the Rent provided in this Lease, Tenant or, at Landlord's option, the sublessee or assignee shall pay said excess rent or other consideration to Landlord as Additional Rent hereunder as and when the same becomes due under said assignment or sublease.

     (iv) If Tenant is a corporation, Tenant shall have the right, without the consent of Landlord, to assign its interest in this Lease to a parent or wholly owned subsidiary of Tenant or any corporation which is a successor to Tenant either by merger or consolidation, or in connection with a public offering of Tenant's stock, provided that the successor shall have a tangible net worth, determined in accordance with accepted accounting standards, at least equal to the tangible net worth of Tenant at the time of the transaction. However, no such assignment shall be valid unless within ten (10) days prior to the effective date thereof Tenant shall deliver to Landlord (a) a duplicate original instrument of assignment, in form and substance satisfactory to Landlord, duly executed by Tenant, (b) an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (c) evidence of compliance with the conditions of this paragraph.

     (D) Tenant shall have no right to affix any sign to the Premises or its windows, or to any part of the common area or the Building unless and until the sign has been approved by Landlord. Landlord shall have the right, at Tenant's expense, to remove any sign affixed by Tenant prior to such approval.

     (E) Not to obstruct or encumber or use the common areas for any purpose other than ingress and egress to and from the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building.


                     ARTICLE 8.  DESTRUCTION: CONDEMNATION

     Section 8.1  Fire or Other Casualty.
                  ----------------------

     (A) Tenant shall give prompt notice to Landlord in case of fire or other damage to the Premises or the Building.

     (B) If the Premises or the Building shall be damaged by fire or other casualty, Landlord, at Landlord's expense, but only to the extent of the net insurance proceeds available for such purpose, shall repair such damage. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made by Tenant. if the Premises shall be rendered untenantable by reason of any such damage, the Fixed Rent only shall abate for the period from the date of such damage to the date when such damage shall have been repaired by Landlord, and if only a part of the Premises shall be so rendered untenantable, the Fixed Rent for such period shall abate in the proportion which the part of the Premises rendered untenantable bears to the total Premises. However, if, prior to the date when all of such damage shall have been repaired by Landlord, any part of the Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or Persons claiming through or under Tenant, then the amount by which the Fixed Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when Landlord shall have repaired all such damage. Notwithstanding the foregoing provisions of this paragraph, if prior to or during the Term, (i) the Premises shall be rendered wholly untenantable by fire or other casualty and Landlord shall decide not to restore the Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been rendered untenantable), then, in either of such events, Landlord, at Landlord's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a five (5) day notice of termination and, if such notice is given, this Lease and the Term hereof shall come to an end (whether or not said Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the expiration date of this Lease. In such event, the Rent shall be apportioned as of such date and any prepaid portion of Rent for any period after such date shall be refunded to Tenant.

     (C) If this Lease shall not be terminated as above provided, Landlord shall, at its expense, repair or restore the Premises with reasonable diligence and dispatch to the condition obtaining immediately prior to the casualty, except that Landlord shall not be required to repair or restore any of Tenant's furniture, furnishings, decorations or any installations or alterations, as defined in paragraph 7.2B, made by Tenant. All insurance proceeds payable to Tenant for such items shall be held in trust by Tenant and upon the completion by Landlord of repair or restoration, Tenant shall prepare the Premises for occupancy by Tenant in the manner obtaining immediately prior to the damage or destruction, in accordance with the provisions of paragraph 7.2B.

     Section 8.2  Eminent Domain.
                  --------------

     (A) If all or substantially all of the Building or the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then this Lease and all rights of Tenant shall terminate as of the date of title vesting in such proceeding.

     (B) If part of the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and such acquisition shall affect a portion of the Premises or the access to same, then Landlord shall have the option (i) to terminate this Lease as of the date of title vesting or (ii) to repair and alter the Building, including the area leased to Tenant, and this Lease shall not be affected thereby, except for proportional reduction of the Fixed Rent if the leased area shall be diminished by such vesting.

     (C) In case of any taking or condemnation, whether or not the Term of this Lease shall terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed by Tenant, relocation and loss of Lease, but only if such awards shall be made by the condemnation court in addition to the award made by it for the land and the Building or part thereof so taken.

     (D) In the case of any taking or condemnation, the current Fixed Rent and Additional Rent shall be apportioned as of the date of vesting of title and, if the Term of this Lease shall not have been terminated as of said date, Tenant shall be entitled to a pro rata reduction in the Fixed Rent payable hereunder based on the proportion which the floor area so taken bears to the entire floor area of the Premises immediately prior to such taking.

     (E) If this Lease is not terminated pursuant to the provisions of this
Section 8.2, Landlord shall, at its expense, but only to the extent of an equitable proportion of the net award or other compensation (after deducting legal and all other fees in connection with obtaining said award) for the portion of the Building taken or conveyed (excluding any award for land), make such repairs of alterations as are in Landlord's reasonable judgment necessary to constitute the Building a complete architectural and tenantable unit.


                       ARTICLE 9.  DEFAULTS AND REMEDIES

     Section 9.1 Default.  The occurrence, at any time prior to or during the
                 -------
Term, of any one of the following events shall constitute an "Event of Default":

     (A) If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

     (B) If Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default; or if such default is not capable of being cured within said twenty (20) day period, then if Tenant shall fail to commence the cure within said period or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or if the Premises shall become vacant, deserted or abandoned; or if Tenant shall assign or sublet the Premises in violation of Section 7.2C.

     Upon the occurrence of any one or more such Events of Default, Landlord may, at any time thereafter, give Tenant a five (5) day notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the expiration date of this Lease, but Tenant shall remain liable for damages as herein provided.

     Section 9.2  Remedies of Landlord.
                  --------------------

     (A) If this Lease shall have been terminated, or if Tenant shall default in the payment of Rent or in the observance of any other term, condition or covenant and such default is continuing, then, in any of such events, Landlord may without notice, institute, in accordance with the laws and service of process requirements of the State of Georgia, dispossess or unlawful detainer proceedings, dispossess Tenant or other occupants of the Premises, and remove their effects and hold the Premises as if this Lease had not been made. Nothing herein shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a dispossess or unlawful detainer proceeding for non-payment of Rent or a plenary action for the recovery of Rent on account of any default in the payment of Rent, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and Tenant shall become a holdover Tenant.

     (B) In case of any such default, re-entry, expiration and/or dispossess or unlawful detainer proceedings or otherwise, in addition to any other remedy now or hereafter available to Landlord, (i) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration; (ii) Landlord may relet the Premises or any part thereof for a term which may be less. than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions of free rent; and (iii) Tenant or the legal representative of Tenant shall also pay Landlord, as damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, for each month of the period which would otherwise have constituted the balance of the Term, any deficiency between (x) the sum of (a) one monthly installment of Fixed Rent and (b) any Additional Rent that would have been payable for the month in question but for such re-entry or termination and (y) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. The reasonable refusal or failure of Landlord to relet the Premises or any part thereof shall not release or affect Tenant's liability for damages provided Landlord shall have made the same effort and on the same terms to relet the Premises as with respect to other vacant space in the Building; however, Landlord shall not be required to prefer the reletting of the Premises over any other space in the Building. in computing such damages there shall be added to the said deficiency all expenses actually incurred by Landlord in connection with the reletting, including court costs, attorneys' fees and disbursements, the cost of alterations for a now tenant, brokerage fees, and the cost of putting the Premises in good order and otherwise preparing same for reletting. Damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice the rights of Landlord to collect the deficiency for any subsequent or prior month by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord considers advisable for the purpose of reletting the Premises; and the making of such alterations and/or decorations shall not release Tenant from liability hereunder as aforesaid.

     (C) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity an if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy.

     Section 9.3  Landlord's Right to Cure Defaults.
                  ---------------------------------

     Landlord may cure, after notice of default is served, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the rate provided in Section 3.3 hereof, shall be paid by Tenant to Landlord on demand as Additional Rent.

     Section 9.4  Waiver of Default.  No consent or waiver, express or implied,
                  -----------------
by Landlord or Tenant to or of any breach of any covenant, condition or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty of the other, unless in writing signed by the party against whom such waiver is sought.

     Section 9.5  Security Deposit.  Tenant has deposited with Landlord the
                  ----------------
Security Deposit as security for the punctual performance by Tenant of each and every obligation of Tenant under this Lease. In the event of any default by Tenant, Landlord may apply or retain all or any part of the security to cure the default or to reimburse Landlord for any sum which Landlord may spend by reason of the default. In the case of every such application or retention, Tenant shall, on demand, pay to Landlord the sum so applied or retained, which sum shall be added to the Security Deposit so that the same shall be restored to its original amount. If at the end of the Term Tenant shall not be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned, to Tenant within thirty (30) days. If Landlord shall sell the Building or shall lease the Building, in either case subject to this Lease, or shall otherwise assign or dispose of this Lease, Landlord may assign and turn over the Security Deposit or any balance thereof to Landlord's grantee, lessee or assignee, and Tenant hereby releases and relieves Landlord from any and all liability for the return of said deposit and shall look solely to said grantee, lessee or assignee; it being expressly agreed that this provision shall apply to each and every sale, conveyance or lease of the Building or assignment or disposition of this Lease.

                    ARTICLE 10.    MISCELLANEOUS PROVISIONS

     Section 10.1  Notices.  Any notice or demand from Landlord to Tenant or
                   -------
from Tenant to Landlord shall be in writing and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, addressed, if to Tenant, at the Building, or to such other address as Tenant shall have last designated by notice in writing to Landlord, and if to Landlord, at the address of Landlord set forth herein or such other address as Landlord shall have last designated by notice in writing to Tenant. Notice shall be deemed served when mailed.

     Section 10.2  Brokerage.  Tenant and Landlord warrant that they have had no
                   ---------
dealings with any broker or agent in connection with this Lease other than the Broker, if any, named herein, and each covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and/or charges claimed by any other broker or agent with whom they hid dealings with respect to this Lease or the negotiation thereof.

     Section 10.3  Estoppel Certificates.  Each of the parties agrees that it
                   ---------------------
will, at any time and from time to time, within ten (10) business days following written notice by the other party, execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent and any other payments due hereunder from Tenant have been paid and stating whether or not to the best of knowledge of the signer of such certificate the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

     Section 10.4  Applicable Law and Construction.  The laws of the State of
                   -------------------------------
Georgia shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. Landlord or Landlord's agents have made no representations or promises with respect to the Building or the Premises, except as herein expressly set forth. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

     Section 10.5  Transfer of Tenants.  Landlord hereby reserves the right, at
                   -------------------
its sole option and upon giving at least sixty (60) calendar days advance written notice to Tenant, to transfer and remove Tenant from the Premises (and from any other space to which Tenant was relocated pursuant to this Section 10.5) at any time prior or after occupancy of the Premises to any other available space in the Building of substantially equal area. Landlord hereby agrees to bear the expense of such transfer and removal, as well as the expense of any renovations or alteration which are necessary to make the new space conform substantially in layout and appointment with the Premises. If Landlord moves Tenant to such new space, every term and condition of this Lease shall remain in full force and effect, except that the Fixed Rent and Tenant's Pro Rata Share shall be adjusted to reflect any change in the rentable floor area of the new space, and such now space shall thereafter be deemed to be the Premises as though Tenant had entered into an express written amendment of this Lease with respect thereto. Failure of Tenant to cooperate with Landlord pursuant to this provision and to remove itself from the Premises shall permit Landlord (i) to enter the Premises and to remove Tenant and its property therefrom, by force if necessary, and to relocate Tenant and its property in the new space provided by Landlord pursuant to this provision, all without being liable to Tenant in any manner whatsoever for such acts except for the expenses which are provided in this Section 10.5 to be paid by Landlord or (ii) to cancel and terminate this Lease effective ninety (90) days from the date of original notification by Landlord.

     Section 10.6  Construction on Adjacent Premises or Buildings.  Tenant
                   ----------------------------------------------
understands that while the Building is under construction and until it is fully occupied, both Landlord and other occupants of the Building will be performing work, aspects of which may involve areas in close proximity to the Premises. If any excavation or other building operation shall be about to be made or shall be made on any premises adjoining or above or below the Premises or on any other portion of the Building, Tenant shall permit Landlord or the adjoining owner, and their respective agents, employees, licensees and contractors, to enter the Premises and to shore the foundations and/or walls thereof, and to erect scaffolding and/or protective barricades around and about the Premises (but not so as to preclude, entry thereto) and to do any act or thing necessary for the safety or preservation of the Premises. Tenant's obligations under this Lease shall not be affected by any such construction or excavation work, shoring-up, scaffolding or barricading. Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from any such construction, excavation, shoring-up, scaffolding or barricades, but Landlord shall use its best efforts so that such work will cause as little inconvenience, annoyance and disturbance to Tenant as possible, consistent with accepted construction practices in the vicinity, and so that such work shall be expeditiously completed.

     Section 10.7  Mortgagee Protection.  Tenant agrees to give any mortgagee
                   --------------------
and/or trust deed holder, by registered mail, a copy of any notice served upon Landlord with respect to Landlord's default hereunder, provided that prior to such notice Tenant has been notified, in writing, of the address of such mortgagees and/or trust deed holders. If Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within such period, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant while remedies are being so diligently pursued.

     Section 10.8  Financing.  If any lending institution with which Landlord
                   ---------
has negotiated interim or long-term financing for the Building shall require changes in this Lease as a condition of its approval of this Lease for such financing, and if within thirty (30) days after notice from Landlord Tenant fails or refuses to execute the amendment to this Lease accomplishing the changes which are needed in connection with approval of this Lease for purposes of such financing, then provided such amendment does not alter the business terms herein set forth, detract from Tenant's rights hereunder, or impose additional obligations upon Tenant, Landlord shall have the right to cancel this Lease at any time prior to the commencement of Landlord's Additional Work. In the event of cancellation by Landlord hereunder, this Lease shall be null and void with no further liability on the part of either party hereto.

     Section 10.9  Recording.  Tenant agrees not to record this Lease.
                   ---------

     Section 10.10  Binding Effect of Lease.  The covenants, agreements and
                    -----------------------
obligations herein contained shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant, not dependent on any other provision of this Lease unless otherwise expressly provided.

     Section 10.11  Effect of Unavoidable Delays.  The provisions of this
                    ----------------------------
Section shall be applicable if there shall occur, during the Term or prior to the commencement thereof, any (i) strikes(s), lockout(s) or labor dispute(e);
(ii) inability to obtain labor, materials, or reasonable substitutes therefore; or (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or other conditions similar or dissimilar to those enumerated in this item (iii) beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant's obligations to pay Rent or its obligations to pay any other moneys, costs, charges or expenses required to be paid by Tenant hereunder.

     Section 10.12  No Oral Changes.  Neither this Lease nor any provision
                    ---------------
hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 10.13  Landlord's Consent.  Whenever in this Lease express
                    ------------------
provision is made that Landlord shall not unreasonably withhold or delay its consent, Tenant's sole and only remedy for Landlord's breach of such agreement shall be limited to an action for injunction or declaratory judgment and in no event shall Landlord be liable for any damages to Tenant.

     Section 10.14  Invalid Provisions.  If any provision of this Lease is held
                    ------------------
unlawful or invalid, then this Lease shall continue in full force and effect but such unlawful or invalid provision shall be deemed omitted. If any portion of Fixed or Additional Rent shall at any time be held to be higher than the amount which Landlord may lawfully reserve, then the amount thereof shall be reduced to the highest lawful amount.

     Section 10.15  Usufruct Only.  This Lease shall create the relationship of
                    -------------
landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has a usufruct which is not subject to levy and sale.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

                         CORPORATE PROPERTY INVESTORS


                         By:  /s/ J. Michael Maloney
                              ----------------------
                              Senior Vice President

                         PREMIERE COMMUNICATIONS, INC.


                         By   /s/ Julianne F. Vaio
                              ----------------------

ATTEST:


By:  /s/ Patrick G. Jones
   ----------------------
          Secretary

                            [SEAL]

STATE OF NEW YORK           )
                            )  ss:
COUNTY OF NEW YORK          )


     On this ____ day of _________, 19__, before me personally came J. MICHAEL MALONEY, to me known, who being by me duly sworn, did depose and say that he resides at 48 Remsen Street, Brooklyn, New York 11201 that he is the Senior Vice President of CORPORATE PROPERTY INVESTORS, one of the Parties described in and which executed the foregoing instrument; that he knows the seal of the said Corporate Property Investors that the seal affixed to the said instrument in such seal; that it was so affixed by order of the Board of Trustees of the said Corporate Property Investors and that he signed his name thereto by like order.



                                       -----------------------------------------
                                                     Notary Public


STATE OF GEORGIA    )
                    )  ss:
COUNTY OF FULTON    )


     On this 3rd day of March, 1998, before me personally came JULIANNE F. VAIO, to me known, who being by me duly sworn, did depose and say that she resides at 3399 Peachtree Rd., N.E., Suite 400, Atlanta, GA 30326 that she is the Treasurer of PREMIERE COMMUNICATIONS, INC., the Corporation described in and which executed the foregoing instrument; that he knows the seal of the said Corporation that the seal affixed to the said instrument in such Corporate seal; that it was so affixed by order of the Board of Trustees of the said Corporation and that he signed her name thereto by like order.


                                         /s/
                                         --------------------------------------
                                         Notary Public

                                         Notary Public, Fulton County, Georgia
                                         My Commission Expires May 18, 1999

RIDERS TO LEASE between CORPORATE PROPERTY INVESTORS, as Landlord, and PREMIERE COMMUNICATION as Tenant for Suite No. 300 and 400 at The Lenox Building, Atlanta, Georgia.

-------------------------------------------------------------------------------

     Notwithstanding the foregoing, anything to the contrary contained in the printed form of the lease to which these Riders are attached, the following terms are hereby added and incorporated. In the event of a conflict or inconsistencies between these Riders and the printed form of this Lease, the Riders shall be deemed to control.

Rider #1 -   amending Article I, Definitions
--------

     (A) The Premises Section is hereby amended by inserting the following language at the end of the section:

     In addition to the Leased Premises, the Tenant shall also have the following non-exclusive rights as appurtenances to the Leased Premises:

     (a) The right of reasonable access to and from the Building and Premises, and to and from any parking facilities located on the Property, twenty-four (24) hours per day, seven (7) days per week, and parking privileges as may be agreed from time to time;

     (b) The right of reasonable access to and from, and the right to use, designated common areas in the Building and the Property as is reasonably afforded to all tenants of the Building;

     (c) The right to riser space for HVAC and other equipment which service the Premises; and

     (d) The right to do, possess, exercise and enjoy, as to the Premises, any and all rights and privileges appertaining to a leasehold tenancy under existing and future laws applicable thereto, to the extent not inconsistent with any reserved rights and privileges of Landlord pursuant to this Lease; and

     (e) The right to control access and use of the halls and restrooms on all floors in which Tenant is the only tenant served on that elevator bank on that floor;

     (f) Tenant may use the existing stairway between Tenant's floors for travel between floors. Tenant's use of the stairway shall be conditioned upon the following:

          (1) Tenant's use shall not interfere with the emergency operations of the door locking, unlocking, or monitoring system; and

          (2) No smoking will be allowed in the stairway.

     (B) The Size of the Premises Section is hereby amended by inserting the following language at the end of the section:

          The Parties agree that the Leased Premises are measured in accordance with the standards of the Building Owners and Managers Association International ("BOMA") as follows:

     For the purposes of this Lease, the Leased Premises shall be deemed to comprise 35,553 square feet of usable area and 40,886 square feet of rentable area, and the Building shall be deemed to comprise 348,152 square feet of rentable area, subject to adjustment as provided herein. Whenever any space is added to or deleted from the Leased Premises pursuant to any provision of this Lease, the usable and rentable areas of such space shall be agreed upon by Landlord and Tenant, or failing such agreement, shall be determined in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of BOMA.

     (C) The Tenant's Pro Rata Share Section is hereby amended by inserting the following language at the beginning of the section in front of the phrase "11.74 percent":

     Tenant's Pro Rata Share is a percentage which is calculated by dividing a numerator, consisting of the total rentable area of the Premises by a denominator consisting of the total rentable area contained in the Building, which percentage, subject to adjustment as provided herein, is estimated to be

     (D) The "Additional Rent" provision is hereby amended by deleting the phrase "7 and 9" and by inserting the word "and" between the numbers "3" and "5".

     (E) The "Exhibit C" provision is hereby amended by deleting the word "None" and by inserting the phrase "Lenox Building Rules and Regulations" in its place.

     (F) Following Exhibit G - Building Rules and Regulations, the following reference to Exhibits H and I is hereby inserted:

     Exhibit H    Subordination, Non-disturbance and Attornment Agreement

     Exhibit I    Certified Floor Plan Verifying Premises Rentable and Useable
                  Space

Rider #2 -   amending Recital
--------

     Tenant is currently in possession of the Premises under a sublease with Sales Technologies, which expires on August 31, 1997 (the "Sublease").

Rider #3 -   amending Article 2
--------

     (A) Section 2.1 and 2.2 are hereby deleted in their entirety.

     (B) Tenant is currently in possession of the Premises pursuant to the Sublease. Tenant is familiar with the Premises and accepts same "as is" and "where is" condition, and Landlord shall not be obligated to do any further construction or make any additional improvements in the Premises, except as may otherwise be expressly provided herein.

     (C) So long as Tenant leases the entire floor of the Building, it may, subject to Landlord approval of plans, incorporate the Common Area corridors located on such floor into its Premises.

     (D) Landlord has budgeted to refurbish the elevator lobbies and restrooms in the Building during the 1997-1998 Calendar Years. Landlord agrees to refurbish the restrooms and elevator lobbies of the third (3rd) and fourth (4th) floors between September 1, 1997 and March 31, 1998, which work shall be consistent with the materials and design of the elevator lobbies and restrooms located on the other floors in the Building.

Rider #4  Signage and Exterior Signage
--------

     (A) Tenant shall have the right to erect signage in the elevator lobbies located on the third (3rd) and (4th) floor, provided, however, Tenant obtains Landlord's prior written approval for the signs, which approval shall not be unreasonably withheld or delayed.

     (B) Landlord has erected a monument in the Entry Plaza adjacent to the Building, which monument bears the logos or other identification signs of tenants of the Building which, from time to time occupy rentable floor space in the Building. Landlord hereby grants Tenant the right, at its sole cost and expense, to have its name on said monument, so long as the Tenant named on the recital page personally occupies not less than two (2) full floors in the Building. In the event Tenant subleases or assigns any portion of the Premises, such that it occupies less than two (2) full floors of the Building, Landlord may remove Tenant's name from the monument.

Rider #5 -    Adding - Furniture
--------

     (A) Landlord purchased certain trade fixtures including but not limited to, moveable work stations, furniture and the like which were designed for use by Sales Technologies, Inc. in the Sublease space and which are currently being utilized by Tenant under the Sublease. At the expiration of such Sublease, Landlord agrees that Tenant, subject to Sales Technologies right to purchase same if said right is not exercised,. Tenant may utilize such trade fixtures throughout the Term of this Lease. Tenant is familiar with the aforedescribed trade fixtures, and accepts same in "as is" condition.

     (B) The aforedescribed trade fixtures shall be the property of Landlord; however, Tenant shall have the right, at Tenant's option, at the expiration or sooner termination of the Term, to purchase the trade fixtures from Landlord for an amount equal to the then existing fair market value, as mutually agreed upon by Landlord and Tenant; failing which, fair market value shall be determined by an appraiser designated by Tenant and reasonably acceptable to Landlord, the cost of such appraiser to be borne by Tenant. During the term, the ongoing maintenance and repair of the trade fixtures shall be Tenant's responsibility.

Rider #6 -  amending Section 2.3
--------

     (A) Section 2.3, Line 1, after "additions" add "and" delete the words "and fixtures".

     (B) Section 2.3, Line 2, delete "or located upon".

     (C) Section 2.3, Line 7, after "furniture" add "trade fixtures" and "floor mounted, free standing (Liebert type units) supplemental air units".

     (D) Section 2.3, Line 8, add a period after "property" and delete the remainder of the sentence and substitute the following in lieu thereof. Tenant shall repair any and all damage to the Premises, caused by Tenant in removing the aforementioned property, which may include sheet rocking, holes and walls which were damaged as a result of removal of the supplemental air units and the like. However, Tenant shall not remove the HVAC air handlers or supplemental air units located above the ceiling.

Rider #7 -  amending Section 3.1
--------

     Section 3.1, Line 8, delete "on demand" and substitute "from and after five
(5) days of demand".

Rider #8 - amending Section 3.2(A)
--------

     (A) Notwithstanding anything to the contrary contained in this Section 3.2 A, Tenant's Pro Rata Share of Taxes shall not include an increase in Taxes which is as a result of improvements made to the Building by any other tenant therein.

     (B) In the event of an expansion of the Building, Tenant's Pro Rata share shall be ratable adjusted by any increase in the rentable square feet of the Building as a result of said expansion.

Rider #9 -  amending section 3.2(B), (C), (E)
--------

     (A) Section 3.2(B),Line 9, delete "five (5)" and substitute "thirty (30) ".

     (B) Section 3.2(C), Line 4, insert the following language in front of the word "Tenant": "Upon receipt of notice that Taxes will change,"

     (C) Section 3.2(E), Line 16, delete the remainder of the section following the word "Taxes" and insert a period.

Rider #10 -   amending Section 3.2 H
----------

     (A) Notwithstanding anything to the contrary set forth in Section 3.2 (H), Operating Costs shall not include any of the following:

          (1) Ground rents payable by Landlord;

          (2) Payments of principal, amortization payments and interest charges in connection with Landlord's mortgage financing or any other borrowings;

          (3) Brokerage commissions and leasing fees;

          (4) The costs of decorations installed in the public areas of the Building, but only to the extent such costs materially exceed the sums expended for decorating the public areas of other class "A" Office Buildings in the Buckhead Area of Atlanta, Georgia.

          (5) The cost of correcting defects in the construction of the Building, Parking Garage and Auxiliary Area;

          (6) To the extent that Landlord receives insurance proceeds or condemnation awards with respect thereto (or would have received same but for Landlord's default under an insurance policy or failure to diligently prosecute a condemnation claim), the cost of repairs made by Landlord as a result of damage, destruction orcondemnation, reimbursed or compensated;

          (7) The cost of any items for which Landlord is reimbursed by insurance or otherwise reimbursed or compensated (or would have been reimbursed or compensated but for Landlord's default under its insurance policy or failure to take reasonable action);

          (8) Except for capital expenditures expressly set .forth in the printed portion of Section 3.2 (H), the cost of any alteration, addition, replacement or other item which, under generally accepted accounting principles, is properly classified as a capital expenditure;

          (9) Advertising and promotion expenditures in connection with the Building;.

          (10) To the extent that any employee of the Building performs services for any other building owned by Landlord or an Affiliate of Landlord, the portion of such employee's compensation which is reasonably allocable to services with respect to such other building;

          (11) The cost of preparing space in the Building for occupancy by tenants;

          (12) Professional fees incurred by Landlord in the preparation of leases;

          (13) The cost of statements and reports rendered to other tenants of the Building or shareholders of Landlord;

          (14) Depreciation: Depreciation of the Building;

          (15) The cost of Landlord's litigation with other tenants of the Building, including damages .payable by Landlord in connection therewith;

          (16) Any cost representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

          (17) Expenses incurred in connection with the initial construction of the Building, Parking Garage and Auxiliary Areas;

          (18) To the extent such Article 5 services exceed those provided to Tenant under this Lease, the cost of Article 5 services provided by Landlord to any other tenant in the Building;

          (19) Charitable or Political Contributions: costs resulting from charitable or political contributions;

          (20) Environmental and Other Compliance, Any costs or expenses relating to asbestos removal or encapsulation or any fines, costs, expenses or damages relating to any violation of any environmental law in effect as of the date of installation of the substance violating such law (as the same distinguished from expenses incurred in complying with any environmental laws), unless the condition giving rise to such violation or fines arose out of, or is caused by, acts or omissions of Tenant, its employees, contractors or agent;

          (21) Art Objects. Costs and expenses relating to the acquisition, repair, replacement and insurance of sculptures, paintings, tapestries or other objects of art (normal cleaning, maintenance and replacement of light fixtures .excepted);

          (22) Salaries, wages, or fringe benefits payable to the executives or principals of Landlord or of any general partner or other component entity of Landlord;

          (23) Costs related to the operations of Corporate Property Investors (or any successor thereto as Landlord), as the same are distinguished from the costs of operation and maintenance of the Building and its supporting facilities, including, without limitation, Landlord's accounting and legal fees, costs of defending any lawsuits with any mortgage (except as the actions of Tenant may be at issue), direct costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in the management, operation or maintenance of the Building, or disputes of Landlord with the Building management (unless such disputes arise out of or in relation to this Lease);

          (24) Costs of any repair or replacement made in accordance with Article Eight of this Lease entitled "Destruction; Condemnation";

          (25) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (26) Costs of services performed by Landlord specifically for other tenants in the Building to the extent such work or services. are in excess of Building standard services, and the costs of alterations or improvements to other space in the Building which are not available for all tenants of the Building.

          (27) Any compensation paid to clerks, attendants, or other persons in commercial concessions (i.e., concession in which the customer directly pays for the provision of goods or services) operated by Landlord, and other expenses related the cost of any work performed or service provided (such as electricity) for any facility other than the Building (such as a garage facility) or shuttle service for which fees are charged or other compensation received;

          (28) Costs of any new items not included as Operating Expenses for the 1997 calendar year or material changes or additions to the Operating Expenses generated by such changes or additions made after the date of this Lease.

          (29) Costs of overtime or other costs incurred by Landlord to cure its default hereunder or the default of a tenant, or incurred by reason of the misconduct or negligence of Landlord or a tenant or their respective agents, invitees, employees or contractors including costs associated with death or injury to persons, damage to or loss of property, or use of deficient building materials;

          (30) Damages or costs or expenses paid or payable by Landlord in connection with claims, actions or counterclaims as a result of Landlord's gross negligence or willful malfeasance or willful misfeasance;

          (31) Fines or penalties resulting from violation of laws, rules or regulations and any interest costs associated therewith, unless such fines, penalties or late charges are due to an act of Tenant or Tenant's failure to timely pay any amounts due under this Lease;

          (32) Costs of constructing, installing, operating and maintaining any specialty service or facility, such as an observatory, broadcasting facility, restaurant, luncheon club, retain space, sundry shop, newsstand, concession or athletic or recreational club or the costs associated with services or benefits (such as beautifying or maintaining a plaza, cafeteria or dining facility, parking area, terrace or balcony) not offered or available to Tenant;

     (B) It is understood that no individual above the level of Building manager shall be included in (xi) of the main body of Section 3.2 (H).

     (C) It is understood that Operating Costs shall be net of all rebates, reimbursements, credits and similar items received by Landlord.

     (D) Section 3.2(H) is amended as follows:

          (1) Line 1, insert the following after the word "mean":

              reasonable expenses, costs and disbursements computed on the accrual basis in accordance ,with generally accepted accounting principles, relating to or incurred or paid in connection with:

          (2) Line 8, add "on-site" before "equipment".

          (3) Line 9, delete "and depreciation thereof".

          (4) Line 18, after "improvements" add "to the extent the cost of same exceeds $200,000.00, they shall be amortized or depreciated over a period of not less than three (3) or more than ten (10) years as reasonably determined by Landlord in accordance with generally accepted accounting practices for office buildings."

          (5) Line 24, insert after the word "Areas" the phrase "not to exceed three percent (3%), so long as building is managed by Landlord affiliate".

          (6) Line 28, in phrase (xiii) after "comparable properties", insert a comma and add "Class A Office Buildings in the area of Atlanta, Georgia".

Rider #11 -    amending Section 3.2 I
---------

     Section 3.2(I) is hereby amended by inserting the following at the end of the section:

     (A) Provided Tenant is not then in default, Tenant shall have the right, to be exercised not more than once during any calendar or fiscal year adopted by Landlord, to audit Common Area Operating Costs, subject to the following conditions:

          (i) Any such audit shall be conducted during the normal business hours of Landlord's office and only upon a minimum of thirty (30) days prior written notice; and

          (ii) Tenant, its employees and auditors shall at all times keep the results of any such audit in complete confidence and in connection therewith, Tenant, its employees and auditors agree not to disclose the results of such audit to any person whatsoever except in the event of litigation or arbitration; and

          (iii) Tenant agrees to pay Landlord all Fixed Rent and Additional Rent theretofore and thereafter coming due, including the Additional Rent which is the subject of the audit, in the amount billed by Landlord and when due and payable as provided under this Lease, subject, however, to the right of reimbursement in the event Tenant's position in the audit is upheld.

     (B) The cost of such audit shall be borne by Tenant unless such audit discloses an error of more than ten (10%) percent of the total audited amount for the year in dispute which favors Landlord, in which event Landlord shall bear the cost of such audit. If such audit reveals that the amount previously determined by Landlord was incorrect, a correction shall be made and either Landlord shall promptly (not to exceed 45 days) return to Tenant (or Credit Tenant's account) or Tenant shall promptly (not to exceed 45 days) pay any underpayment to Landlord. Notwithstanding the pendency of any dispute hereunder, Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been established hereunder to be incorrect. In the event that Landlord is in error, then the amount overpaid by Tenant shall be returned to Tenant.

     (C) In the event the total monthly charges paid by Tenant on account of excess Operating Costs during such Calendar Year shall be greater than Tenant's Pro Rata share of the actual excess Operating Costs for such Calendar Year, as shown by such statement, then Landlord shall credit the difference to Tenant's account, or pay Tenant the difference within thirty (30) days after it sends Tenant such statement.

Rider #12 -  amending Section 3.3
---------

     Section 3.3, Line 1, delete "the due date of any payment of Rent" and substitute "from and after five (5) days notice from Landlord that any installment of Rent is past due".

Rider #13 -  amending Section 4.1
---------

     (A) Section 4.1(A), Line 7, delete the remainder of the Section following the word "areas".

     (B) Notwithstanding the rights reserved by Landlord pursuant to Section 4.1
(A), Landlord shall not exercise said rights in such a manner as to:

          (i) Change the size or configuration of the rentable floor space of the Premises or of any common facilities located on a floor of the Building which is wholly leased to Tenant;

          (ii) Materially interfere with the rights granted to Tenant pursuant to this Lease; or

          (iii) Materially interfere with Tenant's use of the Premises for the conduct of its business.

Rider #14 -     amending Section 5.1
---------

     (A) Landlord agrees to comply with Governmental Requirements insofar as they apply to Landlord's maintenance and repair obligations hereunder.

     (B) Line 1, insert the word "and HVAC" after the word "electricity".

Rider #15 -     amending Section 5.3
---------

     (A) Section 5.3(A), lines I and 2, delete the phrase "Standard Building Hours and Days" and substitute "twenty-four (24) hours a day, seven (7) days a week".

     (B) Section 5.3(B), lines 2 and 3, delete the phrase "only during Standard Building Hours and Days".

     (C) Section 5.3(B), Line 4, insert the phrase "of measured actual electrical usage" after the word "watts".

     (D) Section 5.3(C), Line 1, insert the following language at the beginning of the paragraph:

          Tenant shall have a base amount for electrical charge expense of $1.60 per rentable square foot per year which is included as Fixed Rent. Landlord shall endeavor to install new electric meters for the

          Premises before the 1997 year end. In the event that Tenant shall use more electricity than $1.60 per rentable square foot of office space per year, Tenant shall be charged for the cost of such electricity as Additional Rent.

     (E) Section 5.3(C), Lines 6 and 7, delete the phrase "Tenant shall reimburse Landlord for the cost of such inspection and".

     (F) Section 5.3(C), Line 11, delete the word "Tenant" and insert the word "Landlord" in its place.

     (G) Section 5.3(C), Line 15, delete the number "ten (10)" and insert the word "thirty (30)" in its place.

Rider #16 -   amending Section 5.4
---------

     Section 5.4, Line 2, delete the phrase "Standard Building Hours and Days and at other times" and substitute "one elevator to provide service twenty-four
(24) hours per day, seven (7) days per week access to the Premises".

Rider #17 -   amending Section 5.5
---------

          Landlord hereby represents to Tenant that as of the date of execution and delivery of this lease the temperature specifications for the HVAC system serving the Building are as follows:

     Winter - at least 68 degrees
     Summer - the higher of 78 degrees or 20 degrees less than the outside temperature.

Rider #18 -   amending Section 5.6 and 5.7
---------

     (A) Section 5.6, Paragraph 1, Line 4, delete the phrase "when considered necessary by the Landlord for the comfortable occupancy" and insert the phrase "as needed for the comfortable use and occupancy" in its place.

     (B) Section 5.6, Paragraph 1, Line 6, insert the following language at the end of the section:

     Landlord shall provide additional or after-hours HVAC service at Tenant's reasonable request and at Buckhead office building market costs to Tenant.

     (D) Section 5.6, Paragraph 3, Line 3, delete the phrase "Premises shall contain" and insert the phrase "Tenant shall install".

     (E) Section 5.7, Line 3, after the word "cleaned", add "(according to the cleaning schedule set forth as Exhibit F, which may change from time to time in Landlord's sole, but commercially reasonable judgment in keeping with comparable Class A Office Buildings in the Buckhead Area of Atlanta, Georgia)".

     (F) With regard to Section 5.7, the cleaning of any portions of the Premises which are used for the storage, preparation, service or consumption of food or beverages shall be limited to the cleaning of external surfaces.

Rider #19   amending Section 5.10
---------

     (A) Section 5.10, Lines 5 and 6, insert the phrase "which rates shall not exceed the actual cost of such service, plus Landlord's reasonable overhead" after the word "rates".

     (B) Section 5.10, Lines 2 and 3, delete "heat, and mechanical ventilation".

Rider #20 - amending Section 5.11
---------

     If, as a result of the exercise by Landlord of its rights under Section 5.11, services are interrupted to the extent that Tenant is unable to conduct its business in any portion of the Premises for more than five (5) consecutive Standard Building Days, then Tenant shall be entitled to a proportionate (based on the ratio that the affected portions of the premises bear to the entire Premises) abatement of Rent for each day after the fifth (5th) such day during which the condition continues.

Rider #21 - amending Section 5.12
---------

     Tenant shall have the access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Landlord's reasonable rules and regulations.

Rider #22 - amending Section 6.1
---------

     (A) Section 6.1, Line 3, add "sprinkler" after "elevator".

     (B) Landlord shall operate the Building in a manner substantially similar to other class "A" office buildings located in the Buckhead area of Atlanta, Georgia".

     (C) Landlord shall, in exercising its rights and in performing its obligations under this Section, perform its work with continuity, diligence and dispatch and in such a manner (consistent with prudent practice) as will cause the least possible interference with Tenant's business.

     (D) If, as a result of the exercise by Landlord of its rights under Section 6.1, there is created a substantial and material interference with Tenant's ability to conduct its business in any portion of the Premises and Tenant closes for business in such portion for more than five (5) consecutive Standard Building Days, Tenant shall be entitled to a proportionate (based on the ratio that the affected portions of the Premises bear to the entire Premises) abatement of Rent for each day after the fifth (5th) business day during which the condition continues.

Rider #23 -  amending Section 6.1 - Tenant's Right of Self-Help
---------

     (A) If Landlord fails to make or commence to make any required repair or replacement in or at or exclusively affecting the Premises (however, if Landlord shall attempt to make a repair and Tenant is not satisfied, or it is ineffectual, Tenant shall be required to give notice (i.e. notice again) pursuant to this paragraph before it exercises self help), then, after ten
     (10).business days' written notice (in emergency, reasonable notice shall suffice), Tenant shall have the right (but no obligation) to make the repair or replacement for Landlord, and Landlord shall promptly pay Tenant for the cost incurred.

          However, in the event Landlord disputes the necessity of the repair, its obligations to make same, or the cost thereof, Tenant's remedy shall be an action at law to recover all costs and attorneys' fees, and Tenant shall not be entitled to any offsets or deductions from Rent.

          (B) Section 6.1, Line 12, delete the word "not".

          (C) Section 6.1, Line 13, delete the word "until".

          (D) Section 6.1, Line 15 delete the phrase "a reasonable time" and insert the phrase "ten (10) business days".

          (E) Section 6.1, Line 15, insert at the end of the section:

          Landlord shall, if required to do so as provided under Section 7.1(C), and Rider 25, shall bring Premises into compliance with Government Requirements.

          (F) Section 6.2(A), Line 7, delete the word "provided" after the word "leased" and by insert in its place the phrase "on the condition".

          (G) Section 6.2(A), Line 12, delete the words "shall be" and insert the words "has been" in their place.

          (H) Section 6.2(A), Line 16, insert the phrase "and (iv) the transferee Landlord has expressly agreed to assume all of the duties and obligations of Landlord under the Lease" after the word "Tenant".

Rider #24 -  amending Article 6
---------

     (A)  Add the following as Section 6.3 - Quiet Enjoyment

     Section 6.3  Quiet Enjoyment

          Landlord warrants that it has full right to execute and to perform this Lease and that Tenant, upon payment in full of the required monthly Rent and performance of the terms, conditions, covenants and agreements contained in this Lease on behalf of Tenant to be performed, shall peaceably and quietly have, hold and enjoy the Premises and the appurtenances thereto set forth in this Lease during the Term.

     (B)  Add the following as Section 6.4 - Landlord's Insurance

     Section 6.4  Landlord's Insurance
                  --------------------

          Landlord shall carry comprehensive general liability insurance against claims arising in connection with Landlord's operation of the public areas of the Building and Auxiliary Areas and fire insurance with extended coverage covering, to the extent of at least eighty (80%) percent of replacement value, the Building and all improvements therein which are or upon installation become part of the realty (except for tenants' or other occupants' improvements which are required to be insured or self-insured by such tenants or occupants); provided, however, that so long as Landlord has a net worth of at least $500,000,000.00, Landlord shall have the right to self-insure for any loss or damage which could be covered by such insurance.

Rider #25 -       amending Section 7.1
---------

     (A) Section 7. 1 (C) , Line 5, insert the following after the word "Authority":

     ; provided however, that in the event a condition exists as of the Commencement Date which is not in compliance with Government Regulations in existence on the Commencement Date and any Governmental Authority requires repairs, alterations, additions, replacements or improvements to be performed in the Premises to bring such condition into compliance, then the same shall be Landlord's responsibility under Section 6.1 herein.

     (B) Section 7. 1 (E) , Line 9, delete the word "visitors".

     (C) Section 7.1(F), Line 2, delete the phrase "with contractual liability endorsement".

Rider #26 -   amending Section 7.1 G
---------

     (A) Section 7. 1 (G) , Line 1, insert the phrase "Except as provided herein" in front of the word "Landlord."

     (B) Section 7.1(G), Line 3, add "or willful misconduct" after "negligence".

     (C) Section 7. 1 (G) , Lines 4 and 5, delete the phrase "(other than accidents or occurrences against which Tenant is insured)".

Rider #27 -   amending Section 7.1 H
---------

     (A) In exercising its rights under Section 7.1 (H), Landlord shall not materially change the size or configuration of the Premises.

     (B) in performing work pursuant to this Section 7.1 (H), Landlord shall take or cause to be taken all reasonable steps to minimize inconvenience to Tenant and interference with Tenant's business operations. If Landlord shall cause any damage to the Premises while performing work hereunder, Landlord shall promptly repair all such damage.

     (C) If, as a result of the exercise by Landlord of its rights under Section
7.1 (H), Tenant is unable to conduct its business in any portion of the Premises for more than five (5) consecutive Standard Building Days, then Tenant shall be entitled to a proportionate (based on the ratio that the affected portions of the Premises bear to the entire Premises) abatement of Rent for each day after the fifth (5th) such day that Tenant continues to be unable to operate in such portions.

     Except in the case of an emergency, Landlord shall not enter the Premises except on reasonable prior notice to Tenant (which may be oral).

          (D) Section 7.1(H), Line 6, after "others" add "such as prospective lenders, purchasers, investors and the like, however, with respect to prospective lessees of the Premises, such entry shall be limited to the last year of the Term".

Rider #28 -   amending Section 7.1 I and J
---------

     Delete Section 7.1 (I) in its entirety and substitute the following in lieu thereof:

          (A) In the event of any action or proceeding arising out of or pursuant to the Lease, the successful party shall be entitled to recover its reasonable attorneys' fees and all other costs and expenses incurred in connection with the action or proceeding.

          (B) Section 7.1(J), Line 4, delete the remainder of the first sentence after the word "Tenant", and insert the following phrase in lieu thereof:

     ; provided, however, that Tenant shall not be required to discharge such lien so long as Tenant is defending against such lien and such lien is not capable of levy.

Rider #29 -   amending Section 7.1 K
---------

          (A) Section 7.1(K), Line 4, after "Tenant" add "and including all trade fixtures, supplemental air units, and or equipment specific to Tenant's business."

          (B) Section 7.1(K), delete the second sentence of the section.

          (C) Section 7.1(K), Lines 8 and 9, delete the phrase "improvements or".

          (D) Section 7.1(K), Line 12, delete the phrase "restoration of" and insert the phrase "damages caused by removal in" in its place.

Rider #30 -   amending Section 7.1 L
---------

          (A) Section 7.1(L), Line 9, delete the period after the word "Lease" and insert the following language in its place:

          ; provided, however, that Tenant shall not be obligated to attorn to any mortgagee, holder of security deeds or deeds of trust, or lessee of the Building, the Building Parcel, or any part thereof unless such mortgagee or lessee has delivered to Tenant a nondisturbance agreement, substantially similar to and imposing no additional burdens than the form attached hereto as Exhibit H. Following the delivery of such nondisturbance agreement,

     (B) Section 7.1(L), Line 15, delete the period after the word "Lease" and insert the following language:

     provided, however, that Tenant shall not be obligated to attorn to any lessee of any ground or underlying lease or any part thereof unless such lessee has delivered to Tenant, a nondisturbance agreement substantially similar to and imposing no additional burdens than the form attached hereto as Exhibit H.

     (C) At present there are no mortgages on the Office Building. The subordination of this Lease to mortgages hereafter placed on the Office Building shall be effective only to mortgages made to a "Lending Institution" (as defined below). As to any mortgage hereafter placed not made to a Lending Institution, such subordination shall be conditioned on the receipt by Tenant from the mortgagee of a non-disturbance agreement, in recordable form, providing in substance that in the event of a foreclosure of such mortgage and provided Tenant is not in default, this Lease and Tenant's possession shall not be disturbed and Tenant shall attorn to such mortgagee. As used in this Rider, the term "Lending Institution" shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually, or in any fiduciary capacity), an insurance company, a real estate investment trust, an educational institution, or a state, municipal or similar public employees' welfare or other pension or retirement fund or system or a private pension, retirement or profit sharing trust or fund, or a corporate, private or union pension trust or fund, or any other corporation or entity entitled to exemption from income tax under the Internal Revenue Code of the United States, as amended from time to time.

Rider #31 -  amending Section 7.1 M
----------

     (A) Section 7.1(M), Line 3, after the word "areas" insert "attach hereto as Exhibit G".

     (B) Section 71.(M), Line 3, delete the word "uniform" and substitute "uniformly applied to all tenants".

Rider #32 -   amending Section 7.2 B
---------

     Section 7.2(B), Line 24, delete the last sentence of the section in its entirety.

Rider #33 -   amending Section 7.2 (C)
----------

     (A) Section 7.2(C), Paragraph 1, Line 3, after "concession" add "without obtaining Landlord's prior consent".

     (B) Section 7.2(C), Paragraph 2, line 2, delete "(but not less than all)" and substitute "no more than four (4) partial subleases, per floor and provided there are no more than four (4) occupants of a floor at any given time (i.e. (i) four subtenants or (ii) Tenant and three subtenants)".

     (C) Section 7 .2 (C) , Paragraph 2, line 3, delete the remainder of the sentence after the word "however," and insert the following in lieu thereof:

     that the proposed assignee or subtenant is not then an existing tenant with whom Landlord is then negotiating.

     (D)  (DELETED)

     (E) Section 7.2 (C), Paragraph 2, line 17, insert the following language after the word "Lease":

     with regard to such proposed space to be subleased or assigned

     (F) Delete Section 7.2 (C) (i) , (Paragraph 3), in its entirety.

     (G) Section 7.2(C)(ii), (Paragraph 4), Lines 1 and 2 delete "In the event that Landlord shall not exercise its right to cancel this lease as above provided,".

     (H) Section 7.2 (C) (iii) , (Paragraph 5) , Line 4, delete the phrase "Tenant or, at Landlord's option."

Rider #34 -  amending Section 8.1 2
---------

     (A) in the event the Premises shall be damaged to the extent of more than fifty (50%) percent of the costs of replacement thereof during the last Year of the Term or the last year of any renewal period, Tenant shall have the right to terminate this Lease by written notice to the Landlord served within sixty (60) days after the fire or casualty, such termination to be effective on the thirtieth (30th) day following the date of said notice.

     (B) In the event this Lease has not been terminated pursuant  to Section
8.1 (a) and Landlord has failed to (i) commence restoration or rebuilding within three (3) months from the date of the casualty or (ii) substantially complete such restoration within nine (9) months after the date of the casualty, Tenant may give Landlord notice of Tenant's intention to terminate this Lease. If Landlord fails within thirty (30) days thereafter to commence or substantially complete such restoration, an the case may be, this Lease shall terminate without the necessity for any further notice from Tenant; provided, however, that the aforesaid time limits shall be tolled for a period not to exceed four
(4) months in
the event Landlord fails to commence or complete restoration by reason of Unavoidable Delay, as not forth in Section 10.11. Tenant's sole remedy in the event Landlord shall fail to timely commence or substantially complete such restoration shall be to terminate this Lease.

     (C) Notwithstanding anything above, Tenant shall have a reasonable time to quit the premises in the event of a termination under the provisions of this
Section 8.1 and this Rider #34, not to exceed forty-five (45) days.

Rider #35 -  amending 8.1 B and C
---------

     (A) Section 8.1(B), Lines 7, Line 10, and Line 14, delete the word "Fixed".

     (B) Section 8.1(B), Line 7, delete the word "only".

     (C) Section 8.1(C), Lines 6 through 10, delete the last sentence of the section.

Rider #36 -  amending Section 8.2 B
---------

     (A) In the event that more than thirty (30%) percent of the rentable floor space of the Premises shall be acquired or condemned by eminent domain or shall be rendered inaccessible or untenantable as the result of such a taking, Tenant shall have the right to terminate this Lease as of the date of title vesting in the Governmental Authority.

     (B) In the event this Lease has not been terminated pursuant to Section 8.2
(B) and Landlord has failed to (i) commence repairs or alterations ("restoration") within three (3) months from the date of the taking or (ii) substantially complete such restoration within nine (9) months after the date of the taking, Tenant may give Landlord notice of Tenant's intention to terminate this Lease. If Landlord fails within thirty (30) days thereafter to commence or substantially complete such restoration, as the case may be, this Lease shall terminate without the necessity for any further notice from Tenant; provided, however, that the aforesaid time limits shall be tolled for a period not to exceed four (4) months in the event Landlord fails to commence or complete restoration by reason of Unavoidable Delay, as set forth in Section 10.11. Tenant's sole remedy in the event Landlord shall fail to timely commence or substantially complete such restoration shall be to terminate this Lease.

     (C) Notwithstanding anything above, Tenant shall have a reasonable time to quit the premises in the event of a termination under the provisions of this
Section 8.2 and this Rider #37, not to exceed 45 days.

Rider #37 -   amending Section 9.1
---------

     (A) Section 9.1(A), Line 3, insert the words "Tenant's receipt or refusal of" after the word "after."

     (B) Section 9.1(B), Line 4, insert the words "Tenant's receipt or refusal of" after the word "after."

     (C) Section 9.1(B), Line 7 and 8, delete "or if the Premises shall become vacant, deserted or abandoned".

     (D) Section 9.1(B), Paragraph 2, Line 1, insert the phrase "and failure to cure or commence cure" after the word "occurrence".

Rider #38 -  amending Section 9.2
---------

     (A) Section 9.2(A), Line 4, after "notice" add "(except as otherwise set forth in the Lease)".

     (B) Section 9.2(B), Line 7, insert a period after the word "Term" and delete the remainder of the sentence.

     (C) Section 9.2(B), Lines 15 through 17, delete the phrase "The reasonable refusal or failure of Landlord to relet the Premises or any part thereof shall not release or affect Tenant's liability for damages" and insert the following language in lieu thereof: "Landlord shall have an affirmative obligation to attempt to relet the Premises, and"

Rider #39 -   amending Section 9.5
---------

     Section 9.5, Line 2, delete the remainder of the section after the word "as" and insert the phrase "the first month's rent" in its place.

Rider #40 -   amending Section 10.1
---------

     (A) Last sentence of the paragraph, delete "mailed" and substitute "received or refused".

     (B) Notwithstanding anything contained herein to the contrary any notice or demand to Tenant from Landlord, or Landlord to Tenant shall be duly served by "receipted" hand delivery or sent by "receipted" overnight courier to the address at which notices are to be mailed.

Rider #41 -    amending Section 10.5
---------

     Delete Section 10.5 in its entirety.

Rider #42 -    amending Section 10.6
---------

     Delete Section 10.6 in its entirety.

Rider #43 -    amending Section 10.13
---------

     Delete Section 10.13 in its entirety.

Rider #44 - amending Article 10 - add the following as Section 10.16 -- Parking
---------

     Section 10.16   Parking
     -------------

     (A) Landlord has constructed a parking garage adjacent to the building (the "Parking Garage"). Tenant and its employees shall be permitted to use said facility in common with the general public. Tenant shall be entitled to purchase the equivalent of 2.2 parking cards per 1,000 square feet of rentable floor space demised under this Lease. It is understood that the Parking Garage shall operate under a shared parking methodology with other property.

     (B) Tenant understands the Landlord may designate an independent contractor to operate the Parking Garage pursuant to a lease operating agreement or the like, which instrument shall be subject to all of the terms and provisions of this Rider. Tenant's arrangements for monthly parking permits shall be made with Landlord, or if Landlord has, designated such an operator, directly with the operator of the Parking Garage. Parking permit fees shall be payable to Landlord or the operator, as Landlord shall direct. Subsequent to the execution and delivery of this Lease, Tenant shall be provided with and shall promptly execute and deliver a parking agreement, which agreement shall incorporate the term set forth in this Rider. Tenant's use of the Parking Garage shall be at Tenant's own risk, it being specifically understood that Landlord shall not be liable in any way for any injury to Person or property or loss by theft or damage or otherwise resulting from the use of the Parking Garage by any Person.

     (C) Landlord shall designate (or cause to be so designated) five (5) parking spaces, of Tenant's aforementioned allocation of parking permits, for use by officers of Tenant on Mondays through Fridays, from 7:00 a.m. to 6:00 p.m. The location of said parking spaces is set forth on Exhibit D, however the location of said parking spaces is subject to change for reasons of safety and governmental compliance on three (3).days, prior written notice to Tenant. Tenant shall provide Landlord with a list of names, car models, and license plates of those officers which Tenant has designated to use said spaces. In the event the parking spaces are not utilized as intended, Landlord shall have the right to revoke the designated parking spaces on ten (10) days notice to Tenant.

     (D) Tenant shall have reasonable access to and from the Parking Garage twenty-four (24) hours a day, seven (7) days a week, subject to the reasonable rules and regulations of the operator of the Parking Garage.

Rider #45 - amending Telephone - adding Section 10.17
---------

     Tenant shall have the right to utilize the telecommunications service provider of its choice. Such telecommunications provider shall only be permitted to run wire through Building risers to Tenant's space, and is not permitted to run wires from the Premises to other tenant space (other than Tenant's) in the Building; provided, however, that Tenant shall have no affirmative obligation to monitor such telecommunications provider and assumes no responsibility or liability for its actions.

Rider #46 -  Tenant's Rights with Respect to 9th and 10th Floors
---------

     (A) So long as this Lease is in full force and effect and there has not occurred any Event of Default hereunder, Tenant shall have a one time right of first refusal with respect to the ninth (9th) and tenth (10th) floors of the Building, said right of first refusal to be exercisable as hereinafter set forth.

     (B) If Landlord or its agent shall deliver a proposal regarding space on the ninth (9th) and tenth (10th) floors of the Building (the Proposal) to a Person interested in leasing such space, Landlord shall deliver (or shall cause to be delivered) to Tenant a true and exact copy of the Proposal, and Tenant shall have the right to be exercised not later than ten (10) business days following receipt by Tenant of the Proposal to hire the space which is the subject of the Proposal on the same terms and conditions as are therein set forth, including, without limitation, the same Fixed Rent, Commencement Date, Additional Rent and construction terms and provisions, provided, however, that notwithstanding the length of the term which is set forth in the Proposal (the Proposed Term). Tenant shall hire the space which is the subject of the Proposal for a term which expires simultaneously with the initial Term of this Lease, as extended as provided for in this Lease. If the Proposed Term would expire prior to the expiration date of the initial Term of this Lease, then Fixed Rent for the period from the expiration of the Proposed Term through the expiration date of the initial Term of this Lease (the tack-on period) shall be determined in accordance with paragraph C of this Rider #46.

     (C) From the first (1st) day of the tack-on period through the December 31 next ensuing, Fixed Rent shall be at the same annual rate as was payable during the last year of the Proposed Term. Thereafter, on each subsequent January 1 during the tack-on period, Fixed Rent shall be increased by the percentage increase, it any, between the Consumer Price Index (as hereinafter defined) in affect (as hereinafter defined) on the immediately preceding January 1 and the Consumer Price Index in effect on the January I of the year for which the Fixed Rent determination is being made. All references herein to the Consumer Price Index shall be deemed to mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, all Items, Series A, 1967 equal 100, as published by the United States Department of Labor (or, if not published, the most closely comparable index then published). The Consumer Price Index in effect on a particular date shall be deemed to mean the index published for the month in which such date occurs) or if not published for such month, the Index published the month next succeeding.

     (D) All leases executed by Landlord and Tenant with respect to space on the ninth (9th) and tenth (10th) floors which is hired by Tenant pursuant to its right of first refusal shall contain one (1) renewal option, each for a five (5) year period. All such leases shall provide that each renewal option may be exercised by Tenant only if exercised contemporaneously with Tenant's exercise of the corresponding option set forth in Rider 40 hereto, paragraphs (ii) through (vi) of which shall be incorporated, in substance, into each such lease; it being understood that during each renewal period, (i) the Fixed Rent payable under each such lease shall be the same, on a per square foot basis, an the Fixed Rent payable under this Lease and (ii) the sums deemed substituted in paragraphs 3.2 (A) and 3.2 (G) of this Lease.

     (E) In the event Tenant shall fail to timely exercise its right of first refusal, Tenant shall be deemed to have waived such right with respect to the space which is the subject of the Proposal, and Landlord shall have the unencumbered right to let such space to the Person to whom the Proposal was made (or to any other Person).

     (F) The aforementioned Right of First Refusal shall be personal to Premiere Communications, Inc. and shall not be assignable or exercisable by any other Person.

Rider #47 - Tenant's Right of First Offer with Respect to Space in Excess of
---------
10,000 Rentable Square Feet on a Floor

     (A) During the initial Term of this Lease, Tenant shall have a one (1) time right of first offer with respect to any leasing of an excess of 10,000 square feet of rentable floor space contained on one (1) floor in the Building, said right of first offer is subject to and subordinate to any rights of renewal, expansion or First Refusal of existing tenants in the Building or any offer by Landlord to extend or renew the then existing tenant(s) of such space in the Building.

     (B) If Landlord or its agent shall have identified space on a floor in the Building in excess of 10,000 rentable square feet, that it intends to offer for lease, then Landlord shall advise Tenant of the terms it proposes to offer to lease the space including Fixed Rent, Commencement Date, Additional Rent and construction terms and provisions (the "Offer"), and Tenant shall have the right to be exercised not later than ten (10) business days following receipt by Tenant of the offer, to. hire the space which is the subject of the Offer, on the same terms and conditions as are therein set forth, including, without limitation, the same Fixed Rent, Commencement Date, Additional Rent and construction terms and provisions, except the Term which shall expire simultaneously with the initial Term of this Lease.

     (C) In the event Tenant shall fail to timely exercise its right of First Offer, Tenant shall be deemed to have waived such right with respect to the space which is the subject of the Offer, and Landlord shall have the unencumbered right to let such space to any Person.

     (D) The rights granted pursuant to this Rider shall be personal to Premiere Communications, Inc., and shall not be assignable to or exercisable by any other Persons.

     (E) It is understood that time is of essence with respect to Tenant's exercise of its rights hereunder.

Rider #48 -  amending Term - Renewal Rights
---------

     Landlord hereby grants Tenant the right to extend the Term of this Lease for a period of five (5) years (the "Extension Term") subject to the following terms and conditions:

          (i) Tenant shall not be in default under the Lease beyond any applicable notice or cure period at the time of exercise of such right or at the commencement of the Extension Term, and the Lease shall, at each such time, be in full force and effect.

          (ii) Tenant shall give Landlord three hundred sixty (360) days prior written notice of its desire to extend the Lease. Within forty-five (45) days following receipt of Tenant's notice, Landlord shall advise Tenant of Landlord's Estimate of the Fair Market Value Rent (the "Landlord's Estimate") for the Premises for the Extension Term.

          (iii) The Fair Market Value Rent ("FMVR") shall be .based upon the rental rates for which comparable space in the Building is then being leased; however, such rates shall be adjusted for comparability with respect to the following factors: (a) location (i.e., floor, view, access); (b) improvements (i.e. quantity and quality of buildouts and customization for a particular tenant) ; (c) renewals or relocations of existing tenants; (d) size and configuration; and (e) any discounts, allowances and any periods of free rent. In the event that Tenant does not agree with Landlord's Estimate as to the FMVR, the parties may each choose a real estate broker with at least ten years' experience and a familiarity with the Buckhead submarket who will determine the FMVR. In the event the two brokers cannot come to an agreement as to the FMVR, the brokers will choose a third broker with at least ten years' experience and a familiarity with the Buckhead submarket, whose decision will be final and binding upon the parties.

          (iv) Tenant shall notify Landlord within fifteen (15) days after receipt of Landlord's determination of FMVR of whether Tenant elects to extend the Term of this Lease, it being understood that failure of Tenant to so notify Landlord within said fifteen
                (15) day period shall be deemed a waiver of Tenant's right to extend the Lease. If Tenant exercises its right to extend, as aforesaid, then Landlord shall so notify Tenant and the Extension Term shall commence as of the expiration of the original Term, and shall be on the same terms and conditions of the Lease except:

                    (a) fixed Rent shall be the FMVR as determined according to section (iii) of this Rider 48, above.

                    (b)  The base calendar year set forth in section 3.2 (A) and
                         (G) shall be the calendar year preceding than calendar year in which the Extension Term commences.

                    (c) There shall be no obligation on the part of Landlord or Tenant to perform any work in or at the Premises to prepare the Premises for Tenant's occupancy during the Extension Term.


          (v) The aforesaid right to extend the Term of this Lease shall be personal to Premiere Communications, Inc. and shall not be assignable to, or exercisable by any other Person.

          (vi) It is understood that time in of the essence with respect to Tenant's exercise of its rights hereunder.

                                   EXHIBIT A



                                  [SITE PLAN]

                                   EXHIBIT B


                                 [FLOOR PLANS]

                                 EXHIBIT C & G


                               THE LENOX BUILDING

                             RULES AND REGULATIONS


The sidewalks and Public Portions of The Lenox Building, such as entrances, passages , courts, elevators, vestibules, stairways, corridors halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than egress and egress to and from the Premises.

Except where installed by Landlord, no awning or other projection shall be attached to the outside walls of The Lenox Building and no curtain, blind, shade, louvered openings or screen shall be attached to or hung in, or used in connection with, any window or door of the Premises, without prior written consent of Landlord.

Except as otherwise specifically permitted under Tenant's lease for the Premises, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or The Lenox Building or on corridor walls. Signs at entrance doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs at entrance doors shall, at Tenant's expense, be inscribed, painted or affixed for Tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

Skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in The Lenox Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills. Mini-blinds are required to be in the down position at all times.

No show case or other article shall be put in front of or affixed to any part of the exterior of The Lenox Building, nor placed in public halls, corridors or vestibules without the prior written consent of Landlord.

Water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

Tenant shall not deface any part of the Premises or The Lenox Building.

Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant an said Premises, nor advertise for laborers giving an address at The Lenox Building.

Tenant shall not employ any cleaning and maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord's prior written consent. Tenants shall not employ any mechanical (HVAC), electrical or plumbing contractor other than those approved by the Landlord.

Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, impairs the reputation of The Lenox Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

Landlord reserves the right to exclude from The Lenox Building at all times other than standard building days and hours all persons not presenting a pass signed by Tenant. Tenant shall be responsible for all persons to whom it issues a pass and shall be liable to Landlord for all acts of such persons. Landlord may deny anyone requesting access to Tenant premises, after hours, who does not have a key or acceptable identification.

The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

The requirements of Tenant will be attended to only upon application at the Management Office of The Lenox Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

Canvassing, soliciting and peddling in The Lenox Building are prohibited, and Tenant shall cooperate to prevent the same. Shoe shine, auto glass, auto repair and car wash services may not perform work on the property without the prior approval of the Landlord.

All hand trucks used to transport property within The Lenox Building shall be equipped with rubber tires and side guards. No hand truck shall be used in passenger elevators.

All paneling or other wood products not constituting furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord. No live Christmas trees,
                                                      ----
wreaths or garlands will be permitted unless certified as fire retardant.

Neither Tenant's employees nor Tenant's agents shall be permitted to remove materials from The Lenox Building without a signed letter of authorization on Tenants, letterhead, giving the individual permission to remove specific material.

Tenants and their employees will park only in those areas designated by the Landlord. No parking in the loading dock area, lobby entry plaza, fire lanes or reserved (handicap, visitor, etc.) spaces will be permitted. No entry or egress through the loading dock/service vestibule is allowed.

No access to the building roof, mechanical or control rooms by tenants, employees or contractors is permitted without the prior approval of the Landlord. Landlord reserves the right to control access to the building balconies. No light weight furniture or material is to be allowed on the building balconies.

Duplicate door keys, building pass cards and parking garage cards are available only through the Landlord's management offices.

All adjustments to HVAC controls, thermostats, ducts, diffusers, etc. must be made by Landlord's maintenance personnel.

Smoking or loitering in the restrooms or stairwells is not permitted.

Landlord reserves the right to promulgate additional rules and regulations, which Landlord may make, for the management and use of the Building and Auxiliary Areas.

                                   EXHIBIT D
                                   ---------


                            [PARKING SPACE EXHIBIT]

                                   EXHIBIT E

                       COMMENCEMENT DATE AND RATIFICATION

                               OF LEASE AGREEMENT


     The undersigned, Corporate Property Investors having its Principal place of business at 3 Dag Hammarskjold Plaza (305 East 47th Street) New York, NY 10017 (Landlord), and _____________________________________ having its principal place of business at _____________________________________ (Tenant), in consideration of TEN and no/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt whereof is hereby acknowledged, agree as follows:

     1. That certain lease (which lease, and the amendments hereinafter listed, if any, as hereby modified, is hereinafter collectively referred to as the "Lease") from Landlord to Tenant dated _________________________________, as amended on (no amendments), which Lease demises ____ square feet of rentable floor space in the building known as The Lenox Building, located at 3399 Peachtree Road, N.E., Atlanta, Georgia 30326 is in full force and effect. The Commencement Date of the original Term is _____________________________________, and the expiration date is _____________________________________

     2.   The Lease contains the following renewal terms:



     3. Tenant has accepted possession of the Premises demised to it under the Lease and is now in occupancy thereof.

     4. No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     5. Tenant is paving the full Rent called for under the Lease on a current basis without concession and without offset, claim or defense against Landlord and/or against payment of the Rent.

     6. All of Landlord's Work, as defined in the Lease, has been completed, except for any latent defects.

     7. $________ has been deposited with Landlord as security for Tenant's performance of its obligations under the Lease.

     IN WITNESS WHEREOF, the Parties have executed this agreement this ____ day of _____________________________________.


                         LANDLORD:
                         Corporate Property Investors

                         By:
                            -------------------------------



                         TENANT:



                         By:
                            -------------------------------

                                   EXHIBIT F
                                   ---------



                       PERIMETER MAINTENANCE CORPORATION
                              CLEANING - SCHEDULE
                              -------------------

                               THE LENOX BUILDING

     I.   LOBBY & COMMON AREA
          -------------------

     A.   Daily
          -----
          1.  Sweep and police entrance areas to curb.
          2.  Vacuum walk-off mats
          3. Empty all trash receptacles; damp clean, sanitize exterior, and replace liners.
          4.  Empty and clean ashtrays and sand urns.
          5. Spot clean to hand height (70") all windows, glass partitions, and glass doors.
          6.  Spot clean all walls to hand height.
          7.  Damp clean all window ledges.
          8.  Dust and spot clean hand rails.
          9.  Dust mop composition floors.
          10. Spot mop composition floors.
          11. Vacuum carpet.
          12. Spot clean carpet.
          13. Buff traffic areas.
          14. Police stairwells
          15. Spot mop stairwells.

     B.   Weekly
          ------
          1.  Sweep baseboards, corners, around and under desks
          2.  Spray buff composition floors.
          3.  Sweep stairwells.
          4.  Damp mop stairwells.
          5.  High dust ledges in atrium.

     C.   Monthly
          -------
          1. High dust above hand height all horizontal surfaces including any shelves, moldings, ledges, pipes, ducts, vents, and beating outlets.
          2.   Clean exterior of urns and trash containers.

     D.   Annually
          --------
          1.   Refinish composition floors.

    II.   ELEVATORS
          ---------

     A.   Daily
          -----
          1. Vacuum and spot clean carpet or dust mop/wet mop composition floor.
          2.   Door tracts vacuumed and wiped clean.
          3.   Wall panels, cab doors cleaned and polished.

     C.   Monthly
          -------
          1. High dust above hand height all horizontal surfaces, including shelves, moldings, ledges, pipes, ducts, and heating outlets.
          2.   Remove dust and cobwebs from ceiling areas.
          3.   Buff composition flooring.

     D.   Quarterly
          ---------
          1.   Dust venetian blinds.

     E.   Annually
          --------
          1.   Refinish composition floors.

     NOTE. All maid carts, trash carts and vacuum cleaners will have a protective bumper to avoid damage to walls, doors and furniture.

     V.   RESTROOMS
          ---------

     A.   Daily
          -----
          1. Clean and sanitize all vitreous fixtures including toilet bowls, urinals, and hand basins.
          2. Clean and sanitize all flush rings, drain and overflow outlets.
          3.   Clean and polish all chrome fittings.
          4.   Clean and sanitize toilet seats.
          5.   Damp mop with disinfectant.
          6.   Clean and polish all glass and mirrors.
          7.   Empty all containers and disposals.
          8.   Spot clean and sanitize exterior of all containers.
          9.   Dust metal partitions and window sills.
          10. Remove spots, stains, splashes from wall area adjacent to hand basins.
          11.  Refill all dispensers to normal limits: soap, tissue, and towels.
          12.  Spot clean metal partitions.
          13. Low dust all surfaces to hand height including sills, moldings, ledges, shelves, frames, and ducts.
          14. Remove spots, stains, and splashes from wall area adjacent to hand basins.

     III. ESCALATORS
          ----------

     A.   Daily
          -----
          1.  Clean hand rails.
          2.  Clean interior side panels.
          3.  Mop entrance & exit plates.

     B.   Weekly
          ------
          1.  Polish all stainless steel.
          2.  Polish entrance and exist plates.

     C.   Special task
          ------------
          1.  Use crevice tool to vacuum around walls and in corners.
          2. Employees will be instructed to be extremely careful not to damage wood finishes when performing all cleaning tasks.

     IV.  OFFICES
          -------

     A.   Daily
          -----
          1.  Empty wastebaskets and replace liners as needed.
          2.  Empty and damp clean ashtrays.
          3. Dust furniture, paying special attention to lacquered and special-finished furniture.
          4.  Dust all telephones.
          5.  Dust all exposed filing cabinets, bookcases and shelves.
          6.  Spot clean desk tops.
          7.  Clean counter tops.
          8.  Clean and sanitize water fountains.
          9.  Clean sand urns of debris.
          10. Spot clean door glass, partition glass, lobby glass, and metal partitions.
          11. Spot clean entrance doors.
          12. Dust mop composition floors.
          13. Spot mop composition floors.
          14. Vacuum carpet.
          15. Spot clean carpet.

     B.   Weekly
          ------
          1.  Low dust all horizontal surfaces to hand height (70")
          2.  Clean entire desk tops (where possible).
          3. Remove fingerprints from doors, frames, light switches, kick and push plates, handles and moldings around doorways.

     B.   Weekly
          ------
          1.  Wash and sanitize metal partitions.
          2.  Spot clean tile walls.
          3.  Polish stainless steel.
          4. High dust above hand height including sills, moldings, ledges shelves, frames, ducts, and heating outlets.

     C.   Quarterly
          ---------
          1.  Machine scrub floor.

     VI.  KITCHEN - VENDING AREAS
          -----------------------

     A.   Daily
          -----
     1.   Wash and sanitize table tops.
     2.   Damp clean seats and backs of chairs.
     3.   Empty and damp clean ashtrays.
     4.   Empty all containers and disposals.
     5. Remove fingerprints from doors, frames, light switches, kick and push plates and handles.
     6.   Vacuum carpet.
     7.   Spot clean carpel
     8.   Dust mop composition floors.
     9.   Mop composition floors.
     10.  Wash and sanitize counter tops.
     11.  Empty wastebaskets and replace liners.

     B.   Weekly
          ------
          1. Low dust all surfaces below hand height including sills, moldings, ledges, shelves, frames and vents.
          2.   Sanitize exterior of containers and disposals.

     VII. LOADING DOCK
          ------------

     A.   Daily
          -----
          1.   Sweep and police.
          2.   Maintain clean appearance.

     B.   Weekly (or as needed)
          ------
          1.   Pressure wash.

                                   EXHIBIT H

                                 STANDARD FORM
            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


     THIS AGREEMENT is made as of this      day of ___________, 1997 by and
among____________, a corporation having an office andplace of business at _____________________________________ ("Lender"), a corporation, whose address is _____________________________________ ("Landlord"), and having an office at
_____________________________________ ("Tenant").

                                  WITNESSETH:

     WHEREAS, Tenant has entered into a certain lease (the "Lease"), dated______, with landlord covering premises (the Ppremises") within a certain building known as _____________________________________, located in (a conformed copy of said lease has been delivered to Lender); and

     WHEREAS, Lender has made a certain loan (the "Loan") to landlord, which loan is secured by the mortgages (the "Mortgages") more particularly described in Exhibit A annexed hereto and affecting the premises known as_________, in_____________; and

     WHEREAS, Lender has been requested by Tenant and by Landlord to enter into a non-disturbance and attornment agreement with Tenant;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

     1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant thereunder in and to the Premises, are and shall be subject and subordinate to the Mortgages and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

     2. Lender consents to the Lease and, in the event Lender comes into possession of or acquires title to the Premises as a result of the foreclosure or other enforcement of the Mortgages or the notes secured by the Mortgages, or as a result of any other means, Lender agrees that, so long as Tenant is not then in default hereunder beyond any applicable notice and grace periods and the Lease is then in full force and effect, Lender will recognize Tenant and will not terminate the Lease or disturb tenant in its possession of the Premises or evict Tenant from the premises for any reason other than one which would entitle

Landlord to terminate the Lease under its terms or would cause, without any further action by Landlord the termination of the Lease or would entitle Landlord under the terms of the Lease to dispossess Tenant from the Premises.

     3. Tenant agrees with Lender that if the interest of Landlord in the Premises shall be transferred to and owned by lender by reason of foreclosure or other proceedings brought by it, or in any other manner, or shall be conveyed thereafter by Lender or shall be conveyed pursuant to a foreclosure sale of the Premises, Tenant shall, upon notice of receipt of such transfer of interest to Lender, be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the Landlord under the Lease, and Tenant does hereby attorn to Lender as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Lender to promptly execute an instrument in confirmation of the foregoing provisions, reasonably satisfactory to Lender, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

     4. Tenant agrees with lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior Landlord under the Lease, except to the extent that such action or omission continues after Lender succeeds to the interest of Landlord, or (b) subject to any offsets or defenses which tenant might have against any prior Landlord, or (c) bound by any security deposit which tenant may have paid to any prior Landlord, unless such deposit is in an escrow fund available to Lender, or (d) bound by an amendment or modification of the lease not expressly provided for in the lease made without lender's written consent, or (e) bound by any notice of termination not provided for in the, lease given by landlord to tenant without Lender's written consent thereto, or (f) personally liable under the lease, and Lender's liability under the lease shall be limited to the ownership interest of Lender in the Premises. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the lease to any lien or encumbrance without Lender's written consent.

     5. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender, and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or void the Lease or to withhold any rental thereunder, for a period of 30 days after receipt of such written notice by Lender with respect to any such default capable of being cured by the payment of money and for a period of 45 days after receipt of such written notice by Lender with respect to any other default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such 45-day period because of the nature of such default or because Lender requires time to obtain possession of the Premises in order to cure the default, if Lender shall proceed promptly and proceed with reasonable diligence to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

     6. Landlord has agreed in the mortgages that the rentals payable under the lease shall be paid directly by Tenant to Lender upon the occurrence of a default by Landlord under the Mortgages. Accordingly, after notice is given by Lender to Tenant that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rentals and other moneys due and to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgages. Landlord hereby waives any right, claim or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment to Lender shall discharge the obligations ofTtenant to make such payment to Landlord.

     7.   Tenant declares, agrees and acknowledges that:

          a. Lender, in making disbursements pursuant to any agreement relating to the Loan, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement shall not defeat at the subordination herein made in whole or in part; and

          b. It intentionally and unconditionally waives, relinquishes and subordinates the Lease and its leasehold interest thereunder in favor of the lien or charge of the Mortgages, and in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender to Landlord and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into by Landlord and Lender which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

     8. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein the term "Tenant" shall include Tenant, its successors and assigns; the words "foreclosure" and

"foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named and any of its successors, participants and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgages.

     9. All notices, consents and other communications pursuant to the provisions of this agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express or Airborne, and shall be deemed given when postmarked and addressed as follows:

If to Lender:

with a copy to:

If to Tenant:

If to Landlord:

or to such other address as shall from time to time have been designated by written notice by such party to the other parties as herein provided.

     10. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the Leasehold interest of Tenant thereunder to the lien or charge of the Mortgages in favor of Lender, and shall supersede and control any prior agreements as to such, or any subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and the leasehold interest of tenant thereunder to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended and no provision herein shall be waived except in writing by the party against which enforcement of any such modification or amendment is sought.

     The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. In the event any one or more of the provisions of this agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed in accordance with the laws of the State of ______________.

     IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the day and year first above written.

     Signed and acknowledged in              TENANT:
     the presence of us:

                                             _______________________
     _____________________                  By:____________________
                                            Typed Name:
                                            Title:

     _____________________                  Attest:________________

                                            LANDLORD:


     _____________________                  By:____________________
                                            Typed Name:
                                            Title:

     _____________________                  Attest:________________

                                            LENDER:


     _____________________                  By:____________________
                                            Typed Name:
                                            Title:

     _____________________                  Attest:________________

                                   EXHIBIT I


                                 [FLOOR PLANS]

                             MODIFICATION OF LEASE

                    THIS MODIFICATION OF LEASE ("the Modification") is entered into this 4th day of August, 1997 by and between Corporate Property Investors, a Massachusetts business trust ("Landlord") and Premiere Communications, Inc., a Georgia corporation ("Tenant")

LANDLORD NAME AND ADDRESS:    CORPORATE PROPERTY INVESTORS
                              Three Dag Hammarksjold Plaza
                              305 East 47th Street
                              New York, New York  10017

TENANT NAME AND ADDRESS:      Premiere Communications, Inc.
                              3399 Peachtree Road, N.E.
                              The Lenox Building
                              Suite 400
                              Atlanta, GA  30326

DATE OF LEASE:                Executed March _____, 1997

ORIGINAL LEASED PREMISES:     Suite #300 and 400 on the 3/rd/ and 4/th /
                              Floors

OFFICE BUILDING:              The Lenox Building

EFFECTIVE DATE OF MODIFICATION:  The later of September 1, 1997 or the date on which Landlord delivers possession of the Additional Space to Tenant

DATE OF AGREEMENT:            August 4, 1997


                                 R E C I T A L

          WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated March 3, 1997 (the "Lease"), a true, accurate and complete copy of which is attached hereto as Exhibit "A" and incorporated by reference; and

          WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the expansion of the Premises (as defined in the Lease) to include Suite No. 500 and Suite 600, the Fifth (5th) and Sixth (6th) floors of The Lenox Building
(the "Additional Space"); WHEREAS,

     Landlord and Tenant have agreed to amend the Lease in accordance with the terms of this Agreement.

                               A G R E E M E N T
     NOW, THEREFORE, in consideration of the mutual covenants herein contained it is hereby agreed as follows:

     1. The Effective Date of the Modification shall be the later of _____________ or the date on which Landlord delivers possession of the Additional Space to Tenant ("Effective Date").

     2.   As of the Effective Date, Article I of the Lease,
"Premises" section Line 1 and 2 are hereby amended by deleting "No. 300 and 400, Third (3rd) and Fourth (4th)" and inserting the "Nos. 300, 400, 500, and
600, Third (3rd) and Fourth (4th), Fifth (5th) and Sixth (6th)" in lieu thereof.

     3. As of the Effective Date, Article I of the Lease, "Size of Premises" section, Line 1 is hereby amended by deleting the number "40,886" and by inserting the number __________ to reflect the increase of the Size of the Premises by 41,676 rentable square feet.

     4. As the Effective Date, Rider 1(B) of the Lease is hereby amended by deleting the number "35,553", pertaining to usable square footage, and by inserting "71,793" and be deleting the number "40,886" pertaining to rentable square footage and inserting the number "82,562".

     5. As of the Effective Date, Article I of the Lease, "Tenant's Pro Rata Share" section is hereby amended by deleting the number "11.74" and by inserting the number "23.71" to reflect the increase of the Size of the Premises.

     6.    As of the Effective Date, Article I of the Lease, "Fixed Rent"
section is hereby amended by deleting the existing section and by inserting the following in lieu thereof:

               Fixed Rent   $1,733,802.00 per year through
               ----------
               March 31, 2001: $1,816,364.00 per year from
               April 1, 2001 through August 31, 2004; and $1,898,926.00 per year from September 1, 2004 through August 31, 2007

     7. As of the Effective Date, Article I of the Lease is hereby amended by inserting the following section after the "Fixed Rent" section:

Fixed Rent Abatement    Tenant shall be entitled to an abatement of the fixed
                        rent attributable to Suite 600 for a full seven (7) months from the later of September 1, 1997 or the date on which Landlord delivers possession of Suite 600 to Tenant

     8. As the Effective Date, Exhibit B, annexed hereto, which describes the Additional Space knows as Suite 500 and 600 shall be added to the Exhibit B annexed to the Lease.

     9.     Amending Rider #44C Parking:

            Line 2, delete "five (5)", and substitute "ten (10)"

     10. As of the Effective Date, Article 2, Rider 3(B) of the Lease are hereby amended by deleting Rider 3(B) and inserting the following:

            Rider 3(B):
            ----------

            Tenant is currently in possession of Suite 300 and Suite 400 of the Premises pursuant to the Sublease. Tenant is familiar with Suite 300 and Suite 400 of the Premises and accepts the same in an "as is" and "where is" condition, and Landlord shall not be obligated to do any further construction or make any additional improvements in Suite 300 and Suite 400 of the Premises, except as may otherwise by expressly provided herein. Landlord shall deliver Suite 500 and Suite 600 of the Premises to Tenant on the Effective Date of the Modification, in broom-clean condition and free of all existing tenants.

            Landlord acknowledges and agrees that Tenant shall be allowed to make tenant improvements ("Tenant Improvements") to the Premises at any time during the Term. Tenant shall provide Landlord with Tenant's drawings, plans and specifications regarding the proposed Tenant Improvements to the Premises. Landlord shall notify Tenant within Fifteen (15) days after its receipt of such drawings, plans and specifications of its approval thereof, which shall not be unreasonably withheld, or its objection to anything contained therein.

     11. As of the Effective Date, Article 2 and Rider 3(D) to the Lease are hereby amended by inserting the phrase and "and fifth (5th) and sixth (6th) Floors" after the word "floors" on Line 4.

     12. As of the Effective Date, Rider 4(A) to the Lease is hereby amended by deleting the phrase and "and (4th) floor" on Line 3 and by inserting the phrase "fourth (4th) floor and sixth (6th) floors"

     13. As of the Effective Date, Section 7.1C and Rider 25 to the Lease and amended such that Landlord represents and warrants that no conditions exist in the Additional Space as of the Effective Date which are not in compliance with Government Authority in effect on the Effective Date and agrees to remedy an such conditions in the same manner as provided for Suite 300 and 400 as of the Commencement Date.

     14.  Amending Section 2.3 and 7.1 K

          In the event Tenant shall construct an internal staircase between floors to connect the various suite(s), Tenant shall, and Landlord's request, remove same and restore the floors to individual rental units at the expiration or earlier termination of the Lease.

          In the event Tenant incorporate Common Areas of the Building into Tenant's Premises and including, but not limited to, the elevator lobbies and the restrooms, then Tenant shall, at Landlord's request, restore same to the initial condition existing upon execution of this Modification at the expiration or earlier termination of the Lease.

          If Landlord elects to require Tenant to restore the Premises and Common Areas as set forth above, then Landlord shall give Tenant notice at least thirty (30) days prior to the expiration or sooner termination of the Term.

     15. All additional rents and other charges attributable to the Additional Space shall be prorated as of the Effective Date.

     16. Except as provided herein all of the terms, conditions and covenants of the Lease, including all items of additional rent, termination date and rights of renewal shall remain the same and in full force and effect.

     17. Any capitalized term used herein shall have the meaning ascribed to it in the Lease.

     18.   Additional Provisions:

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date and year first written.

                                      Tenant:
                                      Premiere Communications, Inc.

                                      By: /s/ JULIEANNE F. VAIO
                                         --------------------------

                                      CORPORATE PROPERTY INVESTORS

                                      By: /s/ JANE FORTENBERRY
                                         --------------------------
                                      Vice President

                          SECOND MODIFICATION OF LEASE

                    THIS MODIFICATION OF LEASE (the "Modification") is entered into this ____ day of September, 1997 by and between Corporate Property Investors, a Massachusetts business trust ("Landlord") and Premiere Communications, Inc., a Georgia corporation ("Tenant")

LANDLORD NAME AND ADDRESS:  CORPORATE PROPERTY INVESTORS
                            Three Dag Hammarksjold Plaza
                            305 East 47th Street
                            New York, New York  10017

TENANT NAME AND ADDRESS:    Premiere Communications, Inc.
                            3399 Peachtree Road, N.E.
                            The Lenox Building
                            Suite 400
                            Atlanta, GA  30326

DATE OF LEASE:              Executed March 3, 1997, modified by
                            Modification of August 4, 1997

LEASED PREMISES:            Suite #300 and 400 on the 3rd and 4th
                            Floors, and Suite 500 and Suite 600 on the 5th and 6th Floor by Modification

OFFICE BUILDING:            The Lenox Building

EFFECTIVE DATE OF MODIFICATION:  The date of delivery of a fully executed
                                 Modification from Landlord to Tenant

DATE OF AGREEMENT:          October 30, 1997

                                 R E C I T A L

          WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated March 3, 1997 (the "Lease") and Modification of Lease date August 4, 1997.

          WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the expansion of the Premises (as defined in the Lease) to include Suite No. 700 on the Seventh (7th) floor of The Lenox Building (the "Additional Space II");

          Landlord and Tenant have agreed to amend the Lease in accordance with the terms of this Agreement.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants herein contained it is hereby agreed as follows:

     1. The Effective Date of the Modification shall be the date on which Landlord delivers possession of the Additional Space II to Tenant ("Effective Date") (November 1, 1997).

     2. As of the Effective Date, Article I of the Lease, "Premises" section Line 1 and 2 are hereby amended by deleting "No. 300, 400, 500 and 600, Third
(3rd) and Fourth (4th), Fifth (5th) and Sixth (6th)" and inserting the
"Nos. 300, 400, 500, and 600, Third (3rd) and Fourth (4th), Fifth (5th), Sixth (6th) and Seventh (7th)" in lieu thereof.

     3. As of the Effective Date, Article I of the Lease, "Size of Premises" section, Line 1 is hereby amended by deleting the number "82,562" and by inserting the number "103,400" to reflect the increase of the Size of the Premises by 20,838 rentable square feet.

     4. As the Effective Date, Rider 1(B) of the Lease is hereby amended by deleting the number "71,793", pertaining to useable square footage, and by inserting "89,913" and by deleting the number "82,562" pertaining to rentable square footage and inserting the number "103,400".

     5. As of the Effective Date, Article I of the Lease, "Tenant's Pro Rata Share" section is hereby amended by deleting the number "23.71" and by inserting the number "29.70" to reflect the increase of the Size of the Premises.

     6. As of the Effective Date, Article I of the Lease, "Fixed Rent" section is hereby amended by deleting the existing section and by inserting the following in lieu thereof:

               Fixed Rent  $2,171,400.00 per year through
               ----------
               March 31, 2001: $2,274,800.00 per year from
               April 1, 2001 through August 31, 2004; and $2,378,200.00 per year from September 1, 2004 through August 31, 2007

     7. As the Effective Date, Exhibit B, annexed hereto, which describes the Additional Space II knows as Suite 700 shall be added to the Exhibit B annexed to the Lease.

     8. As of the Effective Date, Article 2, Rider 3(B) of the Lease are hereby amended by deleting Rider 3(B) and inserting the following:

          Rider 3(B):
          ----------

          Tenant is familiar with Suite 700 of the Premises and accepts the same in an "as is" and "where is" condition, and Landlord shall not be obligated to do any further construction or make any additional improvements in Suite 700 of the Premises, except as may otherwise by expressly provided herein. Landlord shall deliver Suite 700 of the Premises to Tenant on the Effective Date of the Modification, in broom-clean condition and free of all existing tenants.

          Landlord acknowledges and agrees that Tenant shall be allowed to make tenant improvements ("Tenant Improvements") to the Premises at any time during the Term. Tenant shall provide Landlord with Tenant's drawings, plans and specifications regarding the proposed Tenant Improvements to the Premises. Landlord shall notify Tenant within Fifteen (15) days after its receipt of such drawings, plans and specifications of its approval thereof, which shall not be unreasonably withheld, or its objection to anything contained therein.

     9. As of the Effective Date, Article 2 and Rider 3(D) to the Lease are hereby amended by inserting the phrase and "and seventh (7th) Floors" after the word "floors" on Line 4.

     10. As of the Effective Date, Rider 4(A) to the Lease is hereby amended by deleting the phrase and "and (4th) floor" on Line 3 and by inserting the phrase "sixth (6th) floor and seventh (7th) Floors"

     11. As of the Effective Date, Section 7.1C and Rider 25 to the Lease are amended such that Landlord represents and warrants that no conditions exist in the Additional Space II as of the Effective Date which are not in compliance with Government Authority in effect on the Effective Date and agrees to remedy an such conditions in the same manner as provided for Suite 300 and 400 as of the Commencement Date.

     13.  Amending Section 2.3 and 7.1K

          In the event Tenant shall construct an internal staircase between floors to connect the various suite(s), Tenant shall, and Landlord's request, remove same and restore the floors to individual rental units at the expiration or earlier termination of the Lease.

          In the event Tenant incorporate Common Areas of the Building into Tenant's Premises and including, but not limited to, the elevator lobbies and the restrooms, then Tenant shall, at Landlord's request, restore same to the initial condition existing upon execution of this Modification at the expiration or earlier termination of the Lease.

          If Landlord elects to require Tenant to restore the Premises and Common Areas as set forth above, then Landlord shall give Tenant notice at least thirty (30) days prior to the expiration or sooner termination of the Term.

     14. All additional rents and other charges attributable to the Additional Space II shall be prorated as of the Effective Date.

     15. Except as provided herein all of the terms, conditions and covenants of the Lease, including all items of additional rent, termination date and rights of renewal shall remain the same and in full force and effect.

     16. Any capitalized term used herein shall have the meaning ascribed to it in the Lease.

     17.  Additional Provisions:

          So long as Tenant occupies the majority of the rentable square footage it hires from Landlord in the Office Building then Landlord acknowledges and agrees that Tenant's name will be placed on the sign located at the Wright Avenue entrance of The Lenox Building's top parking deck. Tenant's display of name shall be of the same size (i.e., area of sing face) and shall be the highest placement of any other Office Building tenant on said sign.

          Notwithstanding the foregoing, if at anytime a Governmental Authority requires Landlord to remove or alter Tenant's sign, then Landlord shall have the right to take such action as said Governmental Authority requires.

     18.    Additional Provisions:  None

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date and year first written.


                                     Tenant:
                                     Premiere Communications, Inc.

                                     By:    /s/ Julianne F. Vaio
                                        ----------------------------

                                     CORPORATE PROPERTY INVESTORS

                                     By:    /s/ Jane Fortenberry
                                        ----------------------------
                                     Vice President

GUARANTOR

Acknowledged and Agreed to:

/s/ Julianne F. Vaio
--------------------------------
Premiere Technologies, Inc.